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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

CURO Group Holdings Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CURO

Proxy Statement

2020 Annual Meeting of Stockholders

CURO
GROUP HOLDINGS CORP

3527 North Ridge Road
Wichita, Kansas 67205

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders,

We invite you to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of CURO Group Holdings Corp. (the "Company") on Tuesday, June 9, 2020 at 3:00 p.m. EDT. The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/CURO2020. At the Annual Meeting, stockholders will vote on the following items:

  1.
  Election of three director nominees named in the Proxy Statement for three-year terms expiring in 2023;

  2.
  Approval of a proposed amendment to our Certificate of Incorporation, as amended, to declassify our Board of Directors and to provide for the annual election of directors;

  3.
  Advisory resolution approving compensation of the Company's named executive officers; and

  4.
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

You can vote at the Annual Meeting and any adjournment if you were a stockholder of record on April 13, 2020. This Notice of the 2020 Annual Meeting of Stockholders, Proxy Statement, proxy card and Annual Report for our fiscal year ended December 31, 2019 are being mailed or made available to stockholders beginning on or about April     , 2020.

By Order of the Board of Directors,

Don Gayhardt President and Chief Executive Officer

Wichita, Kansas
April     , 2020

Your Vote is Important to Us. Even if you plan to attend the meeting online, please sign, date and return the enclosed proxy promptly or vote by telephone or the internet.

In light of the coronavirus, or COVID-19, pandemic, for the safety of all of our employees, directors and stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CURO2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you experience technical difficulties during the check-in process or during the meeting please call the technical support number that will be posted on the virtual shareholder meeting login page for assistance. As always, we encourage you to vote your shares prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 9, 2020.
Our Proxy Statement for the 2020 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended December 31, 2019 are available at
https://ir.curo.com/proxy-statement-2020

CURO GROUP HOLDINGS CORP.
2020 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

3527 North Ridge Road
Wichita, Kansas 67205
2020 ANNUAL MEETING OF STOCKHOLDERS
June 9, 2020

PROXY STATEMENT

We are furnishing this Proxy Statement and enclosed proxy card to you in connection with the solicitation of proxies by our Board of Directors ("Board") for use at our 2020 annual meeting of stockholders (the "Annual Meeting").

Information About the Proxy Materials and our Annual Meeting

Q:
Why did I receive these materials?

A:
Our Board is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place at www.virtualshareholdermeeting.com/CURO2020 at 3:00 p.m. EDT. You are invited to virtually attend the Annual Meeting and are requested to vote upon the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information in this Proxy Statement relates to the proposals to be voted upon at the Annual Meeting, the voting process, the compensation of directors and named executive officers and certain other important information. Our Annual Report to Stockholders for the year ended December 31, 2019, which includes our audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.

Q:
Who may vote?

A:
You may vote at the Annual Meeting or by proxy if you were a stockholder of record at the close of business on April 13, 2020. Each stockholder is entitled to one vote per share on each matter presented. As of April 13, 2020, there were 40,779,447 shares of our common stock outstanding.

Q:
What proposals am I voting on at the Annual Meeting?

A:
There are four proposals scheduled to be voted on at the Annual Meeting:

•
election of three director nominees named in this Proxy Statement for three-year terms expiring in 2023;

•
approval of a proposed amendment to our Certificate of Incorporation, as amended ("Certificate"), to declassify our Board and to provide for the annual election of directors (the "declassification proposal");

•
advisory resolution approving the compensation of our named executive officers; and

  •
  ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

  In addition, we will consider and vote upon such other business as may properly come before the Annual Meeting. We are not currently aware of any other matters to be considered and voted on at the Annual Meeting.

Q:
How does CURO's Board recommend that I vote?

A:
Your Board recommends that you vote your shares "FOR" each of the named director nominees; "FOR" the declassification proposal; "FOR" the advisory resolution approving the compensation of our named executive officers; and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Q:
How can I vote my shares?

A:
If you are a stockholder of record, you may vote your shares (i) on the Internet before the Annual Meeting; (ii) by telephone; (iii) by mail; or (iv) by attending the Annual Meeting virtually and voting online.

  If you are the beneficial owner of our common stock held in street name, you may vote your shares by giving your nominee your voting instructions (i) on the Internet before the Annual Meeting; (ii) by telephone; (iii) by mail; or (iv) by attending the Annual Meeting virtually and voting online if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.

Q:
What is the difference between holding common stock as a holder of record and as a beneficial owner?

A:
Record holder of common stock. If you hold common stock directly in your name with our transfer agent, you are considered the stockholder of record of the common stock, and the proxy materials were sent directly to you.

Beneficial owner of common stock. If you hold common stock in an account at a broker, bank or other nominee, then you are the beneficial owner of the common stock, and the proxy materials were sent either directly to you or were forwarded to you by your nominee. The nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account.

Q:
If I am a stockholder of record and return my proxy, but do not provide voting instructions, how will my shares be voted?

A:
If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted "FOR" each of the named director nominees; "FOR" the declassification proposal; "FOR" the advisory resolution approving the compensation of our named executive officers; and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the Annual Meeting.

Q:
What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote those shares.

  If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a "broker non-vote." Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm is routine. The other three proposals in this Proxy Statement are non-routine. Accordingly, brokers that do not receive instructions will be entitled to vote on the ratification of the appointment of our independent registered public accounting firm at the Annual Meeting, but may not vote on the election of directors, the declassification proposal or on the advisory resolution approving the compensation of our named executive officers. Therefore, we encourage you to sign and return your proxy, with voting instructions, before the Annual Meeting so that your shares will be represented and voted at the meeting even if you cannot attend.

Q:
Can I change my mind after I vote?

A:
You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to our Corporate Secretary or by attending and voting at the Annual Meeting.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The presence online at the Annual Meeting or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present.

Q:
What is the voting requirement to approve each of the proposals?

A:
The following table describes the voting requirement for each proposal:

Proposal 1	Election of three directors for terms expiring in 2023	Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted "FOR" a director nominee must exceed 50% of the number of votes cast with respect to that director nominee's election. In a contested election, each director must be elected by a plurality of the votes cast. This means that the three nominees who receive the greatest number of "FOR" votes will be elected. Abstentions and broker non-votes have no effect on the vote for this proposal.

Proposal 2	Approval of a proposed amendment to our Certificate to declassify our Board and to provide for the directors to be elected annually	This proposal must be approved by the affirmative vote of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. This means that the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the annual meeting must vote "FOR" the proposal online for it to be approved. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.
Proposal 3	Advisory vote approving the compensation of our named executive officers
This proposal is a non-binding, advisory vote. Therefore, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and the Board and Compensation Committee will consider the outcome of this vote when determining the compensation of executive officers.
Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020
This proposal must be approved by a majority of the votes cast. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted "FOR" the proposal for it to be approved. Abstentions will have the same effect as a vote "AGAINST" this proposal.
Q:
What happens if a director does not receive a majority of the votes cast?

A:
If a director does not receive a majority of the votes cast, he or she is required to promptly deliver his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who delivers his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Certificate.

Q:
What happens if other business is transacted at the Annual Meeting?

A:
Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted by the proxy holders as recommended by the Board or, if no recommendation is given, in accordance with the best judgment of the person voting the proxies.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the date of the meeting.

Q:
Why does this year's Proxy Statement include less information than the Company's previous proxy statements?

A:
The Company is now a "smaller reporting company" as this term is defined by the rules of the Securities and Exchange Commission ("SEC"). These rules allow the Company to tailor its disclosure in this Proxy Statement and other annual and periodic reports to reduce costs. The Company has chosen to comply with the scaled disclosure requirements for this Proxy Statement available to smaller reporting companies and, as a result, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Q:
Who can help answer my questions?

A:
If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement, please contact our Corporate Secretary at: (316) 722-3801 or by mail at: c/o CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205. In addition, information regarding the Annual Meeting is available via the Internet at https://ir.curo.com/proxy-statement-2020.

CORPORATE GOVERNANCE

Highlights of Enhancements to Governance Matters in 2020

As part of its ongoing commitment to effective corporate governance, our Board regularly reviews the Company's corporate governance practices to ensure that they are aligned with developments in the Company's business, changes in regulations and exchange listing requirements and continually evolving best practices in corporate governance. In conducting this review, the Board, with input from the Nominating and Corporate Governance Committee, considers corporate trends, peer practices, the views of institutional stockholders and the guidelines of proxy advisory firms.

In April 2020, our Board made several important enhancements to the Company's corporate governance structure:

  •
  appointment of a Lead Independent Director, who will help lead our Board alongside our Executive Chairman and provide an independent oversight role as well as an independent point of contact for stockholders to raise issues;

  •
  establishment of a standalone Risk and Compliance Committee to be chaired by an independent Board member who is an experienced risk management executive and chief compliance officer with more than 30 years of experience in the financial services industry. The establishment of this committee and appointment of such an experienced Chairperson underscore the Company's intense focus on its compliance culture and commitment to its customers; and

  •
  initiation of a process to declassify our Board and to provide for the annual election of directors, as described in "Proposal 2–Approval of the Declassification Proposal."

Board and Committee Membership and Meetings

Our stockholders elect directors to serve on our Board to oversee the management of our Company. The Board delegates authority to the Chief Executive Officer and other executive officers to pursue the Company's mission and oversees the Chief Executive Officer's and executive officers' conduct of our business. In addition to its general oversight function, the Board has additional responsibilities including:

  •
  reviewing and approving the Company's key operational and financial objectives and strategic business plans and monitoring implementation of those plans and the Company's success in meeting identified objectives;

  •
  approving the Company's annual corporate budget and major capital expenditures and purchase commitments;

  •
  overseeing the Company's risk management and mitigation activities;

  •
  selecting, evaluating and compensating the Chief Executive Officer and leading Chief Executive Officer succession planning;

  •
  providing advice and oversight regarding the selection, evaluation, development and compensation of executive officers; and

  •
  assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations.

During 2019, our Board of Directors held 10 meetings. In 2019, each director attended the 2019 annual meeting of stockholders in person and all directors attended at least 75% of the meetings of the Board and the committees on which they served.

In addition to regular meetings of the Board and committees, the non-employee directors hold regularly-scheduled executive sessions at which no members of management are present. At each executive session, the directors choose one of our non-employee directors to preside over such session. "Non-employee" directors mean those directors who are not executive officers, and includes directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. Following appointment of Chris Masto as our Lead Independent Director in April 2020 as described in "—Board Leadership Structure" below, Mr. Masto will lead these executive sessions. The Board will also hold other regular meetings at any time as may be determined from time-to-time by resolution of the Board.

In 2019, we had three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In April 2020, the Board approved a fourth standing committee: the Risk and Compliance Committee. Members of each committee are appointed by the Board and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board. These charters can be found in the "Corporate Governance" section on the Investors page of our website at www.curo.com.

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined by listing standards of the New York Stock Exchange ("NYSE") and each Audit Committee member satisfies the NYSE "financial literacy" requirement. In addition, the Board has determined that Messrs. Williams and Kirchheimer are "audit committee financial experts" under SEC rules. As required by its charter, a majority of the members of the recently-established Risk and Compliance Committee are independent as defined by NYSE listing standards.

As of December 31, 2019, the membership for each of the standing committees was as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dale E. Williams (Chair)	Andrew Frawley (Chair)	Chris Masto (Chair)
Andrew Frawley	David Kirchheimer	Dale E. Williams
David Kirchheimer	Chris Masto	Karen Winterhof
Gillian Van Schaick	Elizabeth Webster
Karen Winterhof

Following the establishment of the Risk and Compliance Committee in April 2020, the current membership for each of the standing committees is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Compliance Committee
Dale E. Williams (Chair)	Andrew Frawley (Chair)	Chris Masto (Chair)	Gillian Van Schaick (Chair)
Andrew Frawley	David Kirchheimer	Dale E. Williams	Chad Faulkner
David Kirchheimer	Chris Masto	Karen Winterhof	Elizabeth Webster
Gillian Van Schaick	Elizabeth Webster		Karen Winterhof

Audit Committee

The Audit Committee met 17 times in 2019. The responsibilities of the Audit Committee include, among other things:

  •
  appointing, reviewing and approving the compensation, retention and termination of the independent registered public accounting firm engaged to audit our financial statements;

  •
  helping to ensure the independence of and overseeing the performance of the independent registered public accounting firm;

  •
  reviewing and pre-approving audit and non-audit services and fees;

  •
  reviewing reports and communications from the independent registered public accounting firm;

  •
  reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding disclosure controls and procedures;

  •
  preparing the Audit Committee report that the SEC requires be included in an annual proxy statement;

  •
  assisting the Board in overseeing our internal audit function;

  •
  reviewing and overseeing related-party transactions; and

  •
  establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or federal and state rules and regulations, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The Compensation Committee met 10 times in 2019. The responsibilities of the Compensation Committee include, among other things:

  •
  assisting the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to our compensation and benefit programs and policies;

  •
  overseeing the overall compensation structure, policies and programs, and assessing whether the compensation structure establishes appropriate incentives for executive officers and employees;

  •
  administering and making recommendations with respect to our incentive compensation plans, including equity-based incentive plans;

  •
  reviewing and approving the compensation of our executive officers, including bonuses and equity compensation;

  •
  reviewing and approving the performance objectives for executive officers, evaluating the performance of such executive officers in light of these objectives and approving the compensation of the executive officers based on the evaluation (other than for the Chief Executive Officer, whose compensation is recommended by the Compensation Committee for approval by the Board);

  •
  reviewing and discussing with management our executive compensation and related disclosures required by the rules of the SEC and recommending to the Board whether such disclosures should be included in our annual proxy statement;

  •
  reviewing and recommending employment agreements and severance arrangements for executive officers, including change in control provisions, as applicable;

  •
  reviewing the compensation of directors for service on the Board and committees and making recommendations to the Board regarding such compensation; and

  •
  engaging, determining compensation for and overseeing the work of any consultants and advisors retained by the Compensation Committee and overseeing compliance with applicable requirements relating to the independence of such consultants or advisors.

See the "Executive Compensation" section below for more information regarding the Compensation Committee's processes and procedures.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times in 2019. The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

  •
  assisting the Board in fulfilling its responsibilities on matters and issues related to our corporate governance practices;

  •
  in conjunction with the Board, establishing qualification standards for membership on the Board and its committees;

  •
  leading the search for individuals qualified to become members of the Board, reviewing the qualifications of candidates for election to the Board and assessing the contributions and independence of incumbent directors eligible to stand for re-election to the Board;

  •
  selecting and recommending to the Board the nominees for election or re-election by the stockholders at the annual meetings, and selecting and recommending to the Board individuals to fill vacancies and newly-created directorships on the Board;

  •
  developing and recommending to the Board corporate governance guidelines, reviewing the guidelines on an annual basis and recommending any changes to the guidelines as necessary;

  •
  annually reviewing and making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommending to the Board directors to serve as committee members and chairpersons;

  •
  reviewing directorships in other public companies held by or offered to directors;

  •
  developing and recommending to the Board for its approval an annual self-evaluation process for the Board and its committees and overseeing the evaluation process; and

  •
  reviewing reports on all matters generally relating to corporate governance.

Risk and Compliance Committee

The Risk and Compliance Committee was established and its first meeting occurred in April 2020. The responsibilities of the Risk and Compliance Committee include assisting the Board in its oversight function with respect to:

  •
  overseeing the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks to the Company;

  •
  reviewing and assessing insurance coverages maintained by the Company;

  •
  assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management function of the Company;

  •
  reviewing with management the operating environment to assess and monitor material risks and to ensure that appropriate actions are taken to manage risk exposure, including risk related to operational risk, insurance risk, strategic risk, risk related to business disruption and continuity, reputational risk, compliance risk and legal and regulatory risk;

  •
  assisting the Board in overseeing the Company's compliance management system, and overseeing management's identification and evaluation of the Company's principal legal, legislative and regulatory compliance risks;

  •
  ensuring that the Company has an effective compliance program reasonably designed to achieve compliance with the laws, regulations and internal policies applicable to the Company's business;

  •
  overseeing commitment to the Company's compliance management system;

  •
  ensuring the effectiveness of the Company's change management processes, including responding timely and satisfactorily to any variety of change, internal or external, to the Company;

  •
  monitoring the legal, legislative and regulatory risks facing the Company and its subsidiaries, and ensuring there are appropriate policies, procedures and controls to identify and mitigate same, including implementation of corrective action undertaken as such issues are identified; and

  •
  engaging in such activities as it deems necessary or appropriate in connection with the foregoing, including communicating and coordinating with the Audit Committee on matters that are addressed at the Risk and Compliance Committee that warrant consultation with the Audit Committee.

Corporate Governance Guidelines

We are committed to the highest level of corporate governance, and, to further its commitment, the Board has adopted Corporate Governance Guidelines to assist our Board in fulfilling its responsibilities to stockholders and providing a framework for the Board's oversight responsibilities regarding our business. The Corporate Governance Guidelines outline the general duties and functions of the Board and management and set forth general principles regarding Board composition and qualities, independence, Board meetings and responsibilities, Board committees and annual performance evaluations for the Board and committees. Our Corporate Governance Guidelines are dynamic and have been developed and revised to reflect changing laws, regulations and good corporate governance practices.

The following is a summary of certain of our policies and guidelines relating to corporate governance. You may access complete current copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter and Risk and Compliance Committee Charter in the "Corporate Governance" section on the Investors page of our website at www.curo.com. Each of these is also available in print to any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Candidates

The Board prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee acts as the Board's nominating committee and all of its members are independent as defined by NYSE rules. The Nominating and Corporate Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of membership criteria and how the Board seeks to achieve diversity in Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit our business, see "Proposal 1—Election of Directors." The Nominating and Corporate Governance Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Nominating and Corporate Governance Committee considers director candidates suggested by directors, executive officers and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Nominating and Corporate Governance Committee by complying with the requirements described below in "Stockholder Nominations." From time-to-time, the Nominating and Corporate Governance Committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement. After our Nominating and Corporate Governance Committee makes its recommendations to the Board, the Board has final authority on determining the selection of director candidates for nomination to the Board.

Stockholder Nominations

Stockholders who wish to recommend nominees for consideration by the Nominating and Corporate Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer's business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The Nominating and Corporate Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to the attention of Corporate Secretary, CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205.

In addition, stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee. Any stockholder may nominate an individual by complying with the eligibility, advance notice and other provisions set forth in our Bylaws. A written notice of nomination must be received by our Corporate Secretary at our executive offices in Wichita, Kansas, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except in certain circumstances. For purposes of our annual meeting to be held in 2021, such notice must be received not later than March 11, 2021 and not earlier than February 9, 2021. You should address any stockholder nomination to the attention of Corporate Secretary, CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205 and include the information and comply with the requirements set forth in our Bylaws. Our Bylaws provide that any notice of nomination for director must describe various matters regarding the nominee and the stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.

Our Bylaws contain specific eligibility requirements that each nominee for director must satisfy. Each nominee must:

  •
  complete and return a written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; and

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  provide a written representation and agreement that the nominee would comply with applicable law and our policies and guidelines if elected as a director and that the nominee is not and will not become a party to: (i) any voting commitment that has not been disclosed to us or that could limit the nominee's ability to comply with applicable fiduciary duties; and (ii) any agreement, arrangement or understanding with any person or entity other than us regarding indirect compensation, reimbursement or indemnification in connection with service as a director.

Board Leadership Structure

Our Board believes that there is no single, generally-accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Our Board makes the decision regarding leadership structure based on its evaluation of the experience, skills and personal interaction between persons in leadership roles as well as the needs of our Company at any point in time. The Board periodically reviews its leadership structure to ensure that it remains the optimal structure for our Company and our stockholders.

Doug Rippel is our Executive Chairman and Donald Gayhardt is our Chief Executive Officer. Beginning in April 2020, the Board appointed Chris Masto as our Lead Independent Director. As Chairman, Mr. Rippel leads the Board in its role to provide general oversight of strategic planning for the Company and to provide guidance and support for the Chief Executive Officer. Further, Mr. Rippel sets the agenda for and presides over meetings of the Board. Mr. Masto serves as a liaison between the independent directors and management, chairing executive sessions of the non-employee and independent directors and consulting with the Executive Chairman and Chief Executive Officer on board agendas and meeting materials. As Chief Executive Officer, Mr. Gayhardt is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the Company.

The Board believes that separating the roles of Executive Chairman and Chief Executive Officer and naming a Lead Independent Director represents an appropriate allocation of roles and responsibilities at this time given, among other things, the benefits of Mr. Rippel's experience and tenure (both as a founder, former executive and director) with the Company. Mr. Gayhardt is well-positioned as the leader to develop and execute the Company's corporate strategy and is free to focus on day-to-day challenges and opportunities. Further, the Board believes that it was the appropriate time to name Mr. Masto as Lead Independent director, given the growth of the Company and the development of the Board since its initial public offering and the depth of Mr. Masto's experience in terms of governance and leadership.

We believe this separation of responsibility is appropriate to provide separate Board oversight of and direction for the Company's executive leadership team, led by Mr. Gayhardt. Further, the Company believes that having a separate Executive Chairman and a Lead Independent Director provides for more effective monitoring and objective evaluation of the Chief Executive Officer's performance, which enables more direct accountability for the Chief Executive Officer's performance.

Independence

The Board annually assesses the independence of all directors. No director qualifies as "independent" unless the Board affirmatively determines that the director is independent under the listing standards of NYSE. Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board believes that the independence of directors and committee members is important to assure that the Board and its committees operate in the best interests of the stockholders and to avoid any appearance of conflict of interest.

Under NYSE standards, our Board has determined that the following seven directors are independent: Andrew Frawley, David Kirchheimer, Chris Masto, Gillian Van Schaick, Elizabeth Webster, Dale E. Williams and Karen Winterhof. Mr. Gayhardt is not independent because he currently serves as our President and Chief Executive Officer. Messrs. Faulkner, McKnight and Rippel are not independent because they previously served as officers of the Company.

In making these determinations, our Board considered the relationships that each non-employee director has with CURO and all other facts and circumstances our Board deemed relevant in determining their independence.

Board and Committee Self-Assessment Process

Our Board conducts an annual self-assessment process designed to ensure it is performing effectively and to identify opportunities for improvement. As part of this annual self-assessment, each director evaluates the performance of the Board and any committee on which he or she serves through the use of a confidential survey, which seeks input across a number of dimensions. In addition, to enhance individual accountability, directors are encouraged to anonymously review the performance of their fellow directors. The Nominating and Corporate Governance Committee oversees the design and implementation of this assessment process and reviews the results with the Board to help identify opportunities for improvement. Committee chairpersons review their committee self-assessments with their respective committee members and discuss them with the Board. The Chairperson of the Nominating and Corporate Governance Committee, an independent director, reviews the individual director assessments and, working with our Chief Legal Officer, conducts individual director interviews. In addition, the Nominating and Corporate Governance Committee develops and implements guidelines for evaluating all directors standing for nomination and re-election and oversees the evaluation of such nominees.

Diversity

Our stockholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our Corporate Governance Guidelines express the belief that diversity, including differences in background, qualifications and personal characteristics, is important to our Board's oversight function. Our Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve our stockholders' long-term interests. We seek to achieve an appropriate level of diversity in the membership of our Board and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business. The Nominating and Corporate Governance Committee and the full Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas (e.g., finance, compliance, technology, etc.), geographic scope, public and private company experience, academic background and director experience in the context of an assessment of the current and expected needs of the Board. The Nominating and Corporate Governance Committee reviews director candidates based on the Board's needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under listing standards of NYSE, their potential contribution to the composition and culture of the Board and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to their Board duties. In particular, the Nominating and Corporate Governance Committee and the Board believe that sound governance of our Company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. The Board believes that having such diversity among its members enhances the Board's ability to make fully informed, comprehensive decisions. In 2018 and 2019, the Company engaged in a director search process which sought candidates with diverse characteristics, with a particular focus on recruiting highly-skilled women with relevant experience to our Board. This search process resulted in the addition of two new independent directors to our Board in 2019, both of whom are women who bring deep and varied experience and insight to our Board.

The Board's Role in Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legislative, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. While risk management is primarily the responsibility of our management team, our Board is responsible for the overall supervision of our risk management activities. The Board implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board.

The Audit Committee has primary oversight responsibility for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures and it also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters. The Compensation Committee oversees risks relating to our compensation plans and programs. The Nominating and Corporate Governance Committee regularly reviews our governance structure, practices and policies to improve governance of our Company and our engagement efforts with our stockholders with a goal to promote the long-term interests of our stockholders. The Board also established a Risk and Compliance Committee in April 2020 to oversee systems and processes to identify, manage and mitigate material risks to the Company and to oversee regulatory, legislative and compliance matters. The Risk and Compliance Committee also assists the other committees in fulfilling their responsibilities for risk management.

Management provides updates to the respective committees regarding the management of the risks they oversee and each of these committees reports on risk to the full Board at regular meetings of the Board. The Board periodically reviews the allocation of risk responsibility among the Board's committees and implements any changes that it deems appropriate. As noted above, the Board established the standalone Risk and Compliance Committee in April 2020 as a means to provide greater director emphasis on the risks and compliance matters inherent in the Company's business. In addition to the reports from the committees, the Board receives presentations from various department leaders that include discussion of significant risks as appropriate. At Board meetings, the Executive Chairman, Lead Independent Director and Chief Executive Officer address, in a director-only session, matters of particular importance or concern as they arise, including any significant areas of risk that require Board attention. Additionally, through sessions focusing on corporate strategy, the full Board reviews in detail the Company's short- and long-term strategies, including consideration of significant risks facing us and how the risks could impact our business.

The Vice President of Internal Audit updates the Audit Committee regarding the Company's risk analyses and assessments and risk mitigation strategies and activities as it relates to audit planning and completed audits. The Vice President of Internal Audit also prepares an annual compensation risk analysis for the Compensation Committee, which outlines materials risks of our compensation plans and programs and any mitigating factors.

We believe that our approach to risk oversight optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner. We also believe that our risk structure complements the current leadership structure of our Board, as it allows our directors, through the four standing Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

We conducted a risk assessment of our 2019 compensation plans and programs to identify potential risks associated with the design of the plans and programs and assess the controls in place to mitigate risks, if any, to an acceptable level. Based on this assessment, management has concluded that our compensation plans and programs do not contain risks that are reasonably likely to cause a material adverse effect on us. We evaluated each plan and program independently and as part of our overall compensation framework. In general, our compensation plans and programs:

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  are well documented, appropriately communicated, consistently applied and reviewed annually by the Compensation Committee;

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  are based on both individual performance and Company performance metrics that are tied to the strategic objectives of the Company;

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  balance short- and long-term rewards, with compensation capped at levels consistent with industry standards;

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  do not encourage excessive risk taking, do not focus on short-term gains rather than long-term value creation, do not reward circumvention of controls or do not contain unrealistic goals and/or targets; and

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  are compared to industry standards and peer companies on an on-going basis by both our internal compensation department as well as the Compensation Committee's independent compensation consultant and amended periodically to maintain consistency with market practices.

Based on these factors, the absence of any identified incentives for risk-taking above the level associated with our business model, the involvement of our independent Compensation Committee and our overall culture and control environment, we have concluded our compensation plans do not promote excessive risk taking.

Stock Ownership Guidelines for Directors and Executive Officers

The Board believes that directors and executive officers should have a significant financial stake in our Company to align their interests with those of our stockholders. In that regard, the Board adopted stock ownership guidelines that require directors and executive officers to own a specified value of our common stock granted to them in connection with their service to the Company. The stock ownership guidelines are further described below in "Non-Employee Director Compensation—Stock Ownership Guidelines for Non-Employee Directors" and "Executive Compensation—Narrative to Summary Compensation Table—Stock Ownership Guidelines."

Code of Business Conduct and Ethics and Ethics Hotline

Our Code of Business Conduct and Ethics covers our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and employees and satisfies the requirements for a "code of ethics" within the meaning of SEC rules. A copy of the code is posted in the "Corporate Governance" section on the Investors page of our website at www.curo.com. The code is available in print to any person without charge, upon request sent to our Corporate Secretary at CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Business Conduct and Ethics. We did not grant any such waiver in 2019.

Any suggestions, concerns or reports of misconduct at our Company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report through our third-party Ethics Hotline, which can be accessed by clickling "Ethics Hotline" in the "Corporate Governance" section on the Investors page of our website at www.curo.com (anonymously, if desired) or by calling our third-party provider, Issuer Direct Corporation, at (800) 916-7037.

Environmental and Social Responsibility

Through responsible, sustainable business practices and our commitment to giving back, we care for the communities where we live and operate our business. We also believe that sound corporate citizenship and attention to governance and environmental principles are essential to our success and creating long-term value for our stockholders. We are committed to making a positive impact on the environment and the communities where our customers and employees live and work.

We intimately understand that environmental, social and governance issues affect our business, operations, customers and other stakeholders. To deliver on our mission of helping our customers achieve their financial goals, we have created and vigorously protect our culture. Living by our values starts at the top and every teammate is expected to treat fellow employees and our customers with honesty, respect, humility and integrity.

Our focus on responsible, sustainable business practices enables us to have a positive impact on the communities and broader environment where we live and work, both through our core business and beyond. Our commitment is simple—to act responsibly by giving back to our communities and mitigating our impact on the environment. It is a concept that is at the heart of our Company's 20-plus year history and that has been carried through to our mission today.

Below are some of the ways in which we demonstrated our commitment to and made progress toward reducing our environmental impact, encouraging employee engagement and practicing responsible governance in 2019.

In light of the COVID-19 pandemic and its unprecedented impact on the communities in which we live and operate our business, we have taken a number of decisive actions to help our employees and customers. Please see the letter from Don Gayhardt, our President and Chief Executive Officer, in our Annual Report to Stockholders for the year ended December 31, 2019, included with these proxy materials, for information on the steps we have taken to have a positive impact on the communities in which we live and work.

Environmental

With a footprint of over 400 branches across North America, we believe environmental sustainability is an important responsibility. We proactively seek out opportunities to reduce our carbon footprint and improve operating efficiencies. The following is a summary of our energy consumption reduction and sustainability initiatives:

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  Over the past three years, we have replaced 150 HVAC units, with another 65 units scheduled for replacement in 2020. By the end of 2020, we expect that over 25% of our fleet will be less than five years old, with each new unit reducing the associated energy spend by approximately 29%.

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  We have made significant progress in our program to retrofit locations with interior LED lighting and centralized climate control systems, as well as systems allowing centralized control of exterior signage and security lighting. Interior LED lighting currently is installed in 92% of our locations and we expect to be at 100% by the end of 2020. Nearly 85% of our locations enjoy centralized climate, signage and security lighting control, with the remainder being controlled by the respective landlords. Centralized control provides for a proactive maintenance program while ensuring systems are only operational when needed.

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  The introduction of our US water cooler program significantly reduces the use of bottled water and the associated plastic bottle waste. In 2019, water coolers at our branch locations eliminated spend on 10,000 cases of water, resulting in the elimination of 400,000 plastic bottles.

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  We recently initiated the E-Sign program in the United States, covering 99% of all branch locations. The program drastically reduces the need to print paper loan documents, eliminating over 16.5 million printed pages in 2019. We are proud to have saved almost 2,000 trees a year and taken a big step towards reducing the environmental impact outside of our walls.

Social

We have implemented the following social enrichment practices:

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  We engage in numerous philanthropic and community-based initiatives to give back to the communities in which we do business. Our teams volunteer with charities and groups that are meaningful to them, including local Ronald McDonald houses, Humane Society, Junior Achievement USA and donating items to low income families in the communities we serve. We host blood drives through the Red Cross twice a year and support the Salvation Army through their Angel Tree program and the collection and distribution of gifts and food. We also launched "Cash Money Cares," a campaign to support local giving in Canada, to further engage our employees, customers and the community.

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  Through our Compliance Management System ("CMS"), we track, monitor and analyze customer complaints to identify any concerns and seek to promptly address and remediate any concerns that arise. We believe it is critically important to provide appropriate mechanisms for customers to submit concerns, feedback and complaints so that we can identify potential compliance issues and improve compliance-related polices, training, controls and programs to better serve our customers. As part of the CMS, we have a Complaint Committee, comprised of various department heads that meet regularly to analyze and determine the root cause of any concerns/complaints. The Complaint Committee ensures proper resolution and corrective action has been performed. We believe that being responsive to our customers supports them and provides them with informed financial options.

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  In the event a customer enters active duty after originating a loan, we go beyond what is legally required by forgiving any active military member's, or their spouse's, outstanding loan.

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  We practice responsible lending by complying with all federal, state, provincial and municipal laws and regulations to ensure our customers are protected while meeting their lending needs.

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  From recruiting to retention, we prioritize diversity in our workplace and strive to have our workforce represent the customer base we serve. We have instituted annual succession planning that includes identifying diverse candidates to support the development and acceleration of their career growth.

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  Through ongoing feedback mechanisms and roundtables, we strive to assess employee satisfaction. With this feedback, we are able to identify training and development needs for our employees and leaders, all of which leads to significant CEO-initiated process evolutions. We monitor the progress of these initiatives through ongoing feedback and use the survey results to initiate pipeline leadership and professional development programs and initiatives.

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  To safeguard customer and Company information, we maintain comprehensive policies and procedures, which we frequently monitor to ensure they are operating as anticipated and reflect best practices. In this regard, we have a vigorous vendor management system which manages the lifecycle of our vendor relationships. This system details the vendor selection and approval procedures, delineates the required onboarding and continuing due diligence attendant to the level of risk of each vendor, and identifies, mitigates and reports potential risks of any third party with which we have an agreement (contractual or otherwise) to provide products or services to the Company and our customers.

Governance

As a publicly-traded company with an established national presence, our Board is dedicated to its oversight responsibilities and oversees our internal policies as they relate to risk management, cybersecurity and compliance. For additional information on matters related to our corporate governance, see "Corporate Governance" above.

Attendance

Attendance at Board and committee meetings is central to the proper functioning of our Board and is a priority. Directors are expected to make every effort to attend all meetings of the Board, meetings of committees on which they serve and the annual meeting of stockholders. In 2019, each director attended the 2019 annual meeting of stockholders in person and all directors attended at least 75% of the meetings of the Board and the committees on which they served.

Board and Company Culture

Our Corporate Governance Guidelines are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors are expected to have unrestricted access to management and any Company information they believe is necessary and appropriate to perform their roles as directors. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of our Corporate Governance Guidelines, committee charters and other policies governing our Company.

Succession Planning

Our Board of Directors believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of the executive team. Annually, the Board meets with our Chief Executive Officer to discuss management succession planning and to address potential vacancies in senior leadership. The Board also meets in executive session annually to review succession planning for our Chief Executive Officer. Our Board is kept up to date on key talent initiatives, including diversity, recruiting and development programs.

Stockholder Communications with the Board of Directors

Stockholders and interested parties may communicate directly with our non-employee directors by sending correspondence to our Chief Legal Officer at: c/o CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205. We review all incoming communications from interested parties and route such communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) to the appropriate member(s) of the Board consistent with the instructions provided by each such member with respect to how such director would like to receive direct communications.

Our Chief Legal Officer will determine whether a response to any communication from interested parties is necessary and shall provide a report to the Nominating and Corporate Governance Committee on a quarterly basis of any communications received from interested parties to which the Legal Department has responded. This procedure does not apply to communications to non-employee directors from our officers or directors who are also stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board consists of 11 directors. Our Certificate and Bylaws provide that the Board is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year. As discussed below in "Proposal 2 – Approval of the Declassification Proposal," the Board is recommending that stockholders approve a proposed amendment to our Certificate to declassify the Board and provide for the annual election of directors. If the declassification proposal is approved by our stockholders, the term of service for directors will change as discussed in "Proposal 2–Approval of the Declassification Proposal–Effect of the Approval of the Declassification Proposal."

As noted above in "Corporate Governance—Diversity," our Board members bring diverse backgrounds and experience to the Board that inform the Board's oversight function. Among other things, the Board believes it is important to have individuals on the Board with one or a combination of the following skills and experiences:

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  Consumer Finance and Technology Experience. We are a technology-enabled, highly-diversified, multi-channel and multi-product consumer finance company. Given the nature of our business, we believe it is important for members of the Board collectively to have experience in the industry in which we operate to provide insights into areas that are critical to our success.

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  Leadership Experience. The Board believes that directors with significant leadership experience, including chief executive officer, chief financial officer, chief operating officer, chief compliance officer and chief human resources officer, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the Company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management, compliance, human capital and the methods to drive change and growth. These individuals also provide the Company with a valuable network of contacts and relationships.

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  Finance Experience. The Company uses financial metrics in managing its overall operations and the operations of its segments. The Company and its stockholders require accurate and insightful financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors are financially literate and who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

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  Public and Private Company Experience. The Board believes it is important to have directors who are familiar with the regulatory and compliance requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or a segment/business unit.

We believe that our Board collectively possesses these types of experience. Below is a summary of each director's most relevant experience.

As recommended by the Nominating and Corporate Governance Committee, our Board has nominated Chris Masto, Doug Rippel and Dale E. Williams as Class III directors for terms expiring at the 2023 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominee. Proxies will not be voted for more than three nominees.

Biographical information for each nominee and each current director who will continue to serve after the Annual Meeting is presented below. Except as otherwise indicated, each nominee and current director has had the same principal employment for over five years.

Nominees for Terms Expiring in 2023 (Class III)

Chris Masto, 52, has served on our Board since 2008 and as Lead Independent Director since April 2020. Mr. Masto is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where, until 2017, he served as a Partner, member of the Investment Committee and member of firm leadership. Mr. Masto transitioned to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and was employed at Morgan Stanley & Co. (NYSE: MS), where he worked as an investment banker. Mr. Masto also currently serves on the board of directors of Enjoy Beer LLC, VolunteerMatch and Resident and is an Advisory Board Member of Valo Ventures. He was previously a director of Tempur Sealy International, Inc. (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with a Sc.B. in Electrical Engineering, and received a Master of Business Administration from Harvard Business School.

Mr. Masto is a veteran investor and board member with significant experience in private equity, management consulting and investment banking. We believe Mr. Masto's deep financial, analytical, strategic and investment skills and his extensive experience on public and private boards qualify him to serve as a member of our Board, as our Lead Independent Director and as Chairperson of our Nominating and Corporate Governance Committee.

Doug Rippel, 53, co-founded the Company and has served as our Executive Chairman of the Board since 2012. Mr. Rippel was our Chairman of the Board from 2008 to 2012, our Chief Executive Officer from 1997 to January 2012 and our Secretary and Treasurer from 1997 to 2008. As one of our founders, he led the Company in its geographic and product expansion. Mr. Rippel also serves as a director of certain of our wholly-owned subsidiaries. Mr. Rippel serves as a director of several private companies. Mr. Rippel co-owns with Messrs. Faulkner and McKnight (the "Founders") certain real estate companies from which we lease some of our corporate stores and offices. Mr. Rippel has also served as the Chief Executive Officer of American First Finance, which specializes in finance at point of sale, since 2013. Mr. Rippel holds a Bachelor of Science degree in Electrical Engineering from Kansas State University and a Master of Business Administration from Wichita State University.

As a founder of the Company, Mr. Rippel deeply understands the industry in which we operate and the regulatory and compliance risks facing it. We believe Mr. Rippel's extensive experience in the consumer finance industry combined with his varied leadership experience and keen insight into building successful teams qualifies him to serve as our Executive Chairman and a member of our Board.

Dale E. Williams, 57, has served on our Board since December 2017. From July 2003 to September 2015, Mr. Williams served as Executive Vice President and Chief Financial Officer of Tempur Sealy International, Inc. (NYSE: TPX). From 2001 through 2002, Mr. Williams served as Vice President and Chief Financial Officer of Honeywell Control Products, a division of Honeywell International Inc. (NYSE: HON). From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./Software AG, Inc. Prior to that, Mr. Williams spent 15 years in various management positions at General Electric Company (NYSE: GE). Mr. Williams also currently serves on the board of directors of Intralink-Spine and Xooker, LLC. Mr. Williams received a Bachelor of Science in Finance from Indiana University.

Mr. Williams is a demonstrated leader with deep management experience at public companies. We believe Mr. Williams' significant experience in finance and accounting responsibilities qualifies him to serve as a member of our Board and as Chairperson of our Audit Committee.

Your Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.

Continuing Directors with Terms Expiring in 2021 (Class I)

Don Gayhardt, 55, has served as our Chief Executive Officer since January 2012, as our President since July 2013 and on our Board since December 2012. Prior to joining us, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. During his time with Dollar Financial, the company expanded from 60 stores to over 1,100 and revenue increased from $14 million to over $550 million. Since 2008, Mr. Gayhardt has been an investor and advisor to a number of finance, financial technology and retail businesses. Mr. Gayhardt served on the board of directors of Beneficial Bancorp Inc. until March 2019 when it merged into WSFS Financial Corporation.

Mr. Gayhardt earned his Bachelor of Business Administration degree in Accounting from the University of Notre Dame.

Mr. Gayhardt has a breadth of experience leading large and diverse consumer financial services companies and driving growth both organically and through acquisitions. We believe Mr. Gayhardt's deep knowledge of the consumer finance industry and its regulatory environment coupled with his extensive leadership experience and strategic insight qualifies him to serve as a member of our Board.

David M. Kirchheimer, 64, has served on our Board since December 2018. Mr. Kirchheimer is an advisory partner at Oaktree Capital Management, L.P., a global investment manager specializing in alternative investments ("Oaktree"), where he previously served as Chief Financial Officer from its founding in 1995 until his retirement in March 2017. Mr. Kirchheimer also served as Oaktree's Chief Administrative Officer and head of accounting during most of his tenure. Mr. Kirchheimer served on the board of directors of Oaktree's holding-company affiliate from its formation in 2007 until his retirement, during which time the affiliate became a public company in 2012. Prior to Oaktree, Mr. Kirchheimer held senior financial management positions with Ticketmaster Corporation, Republic Pictures Corporation and The Zond Group. Mr. Kirchheimer started his career as an auditor at Price Waterhouse (now PricewaterhouseCoopers). Mr. Kirchheimer serves on the board of directors of Nuveen Churchill BDC Inc. Mr. Kirchheimer holds an MBA from the University of Chicago's Booth School of Business and a BA from Colorado College.

Mr. Kirchheimer has extensive experience leading financial and accounting teams and public company executive and board experience. We believe Mr. Kirchheimer's strong understanding of financial reporting and business controls qualifies him to serve as a member of our Board.

Mike McKnight, 53, co-founded the Company and has served on our Board since 1997. From 1997 to 2008, Mr. McKnight served as Vice President of the Company and was involved with the Company's strategic direction and governmental affairs. Mr. McKnight initially managed loan office operations, and then later directed the real estate, construction, media and marketing arms of the Company, utilizing his prior career as a radio advertising executive to build a successful advertising campaign. Mr. McKnight co-owns with the Founders certain real estate companies from which we lease some of our corporate stores and offices. From 2010 until 2014, Mr. McKnight served as the Managing Member of Gusto, LLC, a Domino's Pizza franchisee in Kansas and Western Missouri. Since 2011, Mr. McKnight has served as a director of Gusto, LLC, Decorus Investments, LLC and CDM Development, LLC, and has been a Partner of Tacoma Capital since 2016. Mr. McKnight earned a Bachelor of Science degree in Journalism from Kansas State University.

As a founder of the Company, Mr. McKnight was instrumental in developing the Company's early strategic direction, including marketing and real estate. We believe Mr. McKnight's deep understanding of our business and the consumer finance industry qualifies him to serve as a member of our Board.

Elizabeth Webster, 66, has served on our Board since July 2019. Ms. Webster, a human resources executive with more than 25 years of experience, retired in April 2019 as Executive Vice President, Head of Human Resources from TD Bank, America's Most Convenient Bank, a member of TD Bank Group and a subsidiary of The Toronto-Dominion Bank of Toronto, Canada NA (NYSE: TD). Prior to leading the human resources function at TD Bank, Ms. Webster served as Citigroup, Inc.'s Senior Human Resources Officer and Managing Director for the Global Consumer Bank. Prior to that time, Ms. Webster held both business and human resources roles of increasing responsibility at FMR LLC (Fidelity), most recently serving as EVP, Human Resources for Fidelity Brokerage Company and then EVP, Human Resources for Fidelity Human Resources Services. Ms. Webster began her career as a Partner at Harbridge House Inc., a training and development consulting firm. Ms. Webster holds an MBA from Carroll School, Boston College and a BS in Education and Psychology from the University of Massachusetts at Lowell.

Ms. Webster has significant experience leading human capital organizations at multi-national companies. We believe Ms. Webster's understanding of the importance of human capital in underpinning company operations and growth qualifies her to serve as a member of our Board.

Continuing Directors with Terms Expiring in 2022 (Class II)

Chad Faulkner, 52, co-founded the Company and has served on our Board since 1997. Mr. Faulkner served as our President and Chief Operating Officer from 1997 to 2013. As one of our founders, he led the Company in its entire geographic and product expansion. Mr. Faulkner also serves as a director of certain of our wholly-owned subsidiaries. Mr. Faulkner serves as a director of several private companies. Mr. Faulkner has served as Chief Executive Officer of Mamba Sports Academy (formerly known as Sports Academy) since 2015. Mr. Faulkner co-owns with the Founders certain real estate companies from which we lease some of our corporate stores and offices. Mr. Faulkner holds a Bachelor of Science degree from Kansas State University and is a graduate of the Executive Program at the Anderson School of Business—University of California Los Angeles.

As a founder of the Company, Mr. Faulkner has a keen understanding of the industry in which we operate and the drivers of its growth. We believe Mr. Faulkner's experience in the consumer finance industry combined with his varied leadership experience qualifies him to serve as a member of our Board.

Andrew Frawley, 57, has served on our Board since December 2017. Mr. Frawley has served as the Chief Executive Officer and Vice Chairman of the board of directors of V12 Data, a provider of marketing data and technology solutions, since July 2018. Mr. Frawley is also the Chief Executive Officer of AJ Frawley & Associates LLC, a consulting firm providing services to private equity firms and brands. Mr. Frawley previously served as Chief Executive Officer of Epsilon, a segment of Alliance Data Systems Corporation (NYSE: ADS) from December 2014 to September 2016. Prior to that, he served as Epsilon's President from January 2012 to December 2014 and as its President of Marketing Technology from January 2009 to December 2011. Mr. Frawley has served as a member of the board of directors of Fluent, LLC (NASDAQ: FLNT) since March 2018. Mr. Frawley also serves as the Chairman of the board of directors of a private company and serves as a member of the boards of directors of another private company and a trade association. Mr. Frawley earned a Master of Business Administration from Babson College and a Bachelor of Science in Finance from The University of Maine.

Mr. Frawley has extensive executive and operating experience leading varied marketing organizations. We believe that Mr. Frawley's diverse leadership skills coupled with his insight into executive compensation matters qualifies him to serve as a member of our Board and as Chairperson of our Compensation Committee.

Gillian Van Schaick, 57, has served on our Board since July 2019. Ms. Van Schaick, a risk management executive and chief compliance officer with more than 30 years of experience in the financial services industry, served as Executive Vice President and Head of US Regulatory Compliance at HBSC from 2012 to 2018. Prior to her tenure at HBSC, a multinational banking and financial services holding company, Ms. Van Schaick served in a variety of leadership positions at JPMorgan Chase for 25 years, including SVP and Chief Compliance Officer for its Retail Financial Services, Treasury and Security Services and Commercial Banking divisions. Earlier in her career, Ms. Van Schaick served as Vice President at Goldman Sachs & Co. in its Operations, Technology and Finance Division from 1993 to 1995. Ms. Van Schaick is involved in her community, serving as vice-chair of the board of trustees of the Loyola School, an independent high school in New York City, and as trustee of the Pound Ridge Historical Society. Ms. Van Schaick holds an MBA in Finance from Columbia University and a BS in Mathematics and French from Georgetown University. Ms. Van Schaick is also a graduate of the ABA Compliance School and ABA Graduate Compliance School.

Ms. Van Schaick has extensive experience in the financial services industry as a risk management and compliance executive. We believe that Ms. Van Schaick's deep experience in compliance and risk management qualifies her to serve as a member of our Board and as Chairperson of our Risk and Compliance Committee.

Karen Winterhof, 32, has served on our Board since 2016. Ms. Winterhof currently serves as a Director with FFL Partners. Prior to joining FFL Partners in June 2015, Ms. Winterhof was an associate at Highbridge Principal Strategies from August 2013 to February 2015 in the Specialty Loan Fund, where she participated in evaluating and executing senior debt investments and had ongoing responsibilities with portfolio investments across a variety of industries. Prior to that, she was a private equity associate at Clayton, Dubilier & Rice in New York from July 2011to July 2013. Ms. Winterhof also currently serves on the board of directors of Orthodontic Partners. Ms. Winterhof received a Bachelor of Science in Engineering in Operations Research and Financial Engineering from Princeton University.

Ms. Winterhof has significant experience in evaluating diverse portfolio investments. We believe Ms. Winterhof's insight into how companies drive value coupled with her board service at numerous companies qualifies her to serve as a member of our Board.

EXECUTIVE OFFICERS

In addition to Mr. Gayhardt, our President and Chief Executive Officer, whose biographical information appears in "Proposal 1—Election of Directors," set forth below are the names, ages and biographical information for each our current executive officers. Except as otherwise indicated, each executive officer has had the same principal employment for over five years.

Name	Age	Position

Roger Dean	57	Executive Vice President, Chief Financial Officer and Treasurer
William Baker	39	Executive Vice President and Chief Operating Officer
Terry Pittman	62	Executive Vice President and Chief Information Officer
Vin Thomas	43	Chief Legal Officer and Corporate Secretary
David Strano	40	Chief Accounting Officer

Roger Dean has served as our Executive Vice President, Chief Financial Officer and Treasurer since joining us in May 2016. Prior to joining the Company, Mr. Dean served as Chief Financial Officer for CNG Holdings, Inc. from 2005 to 2016. Mr. Dean previously was Senior Vice President, Controller with Fifth Third Bancorp and a Senior Manager with Deloitte. Mr. Dean earned his Bachelor of Science in Accountancy from Miami University, Oxford, Ohio.

William Baker has served as our Executive Vice President and Chief Operating Officer since February 2016. Mr. Baker was our Chief Marketing Officer from September 2011 until 2016 and Vice President of Marketing and Business Development from April 2007 until September 2011. Mr. Baker earned a Bachelor of Science Degree in Integrated Marketing Communications from Gannon University.

Terry Pittman has served as Chief Information Officer since 2003, and has been an Executive Vice President since March 2016. Mr. Pittman holds a Bachelor of Science degree from Wichita State University in Computer Science.

Vin Thomas has served as our Chief Legal Officer since 2014 and Corporate Secretary since 2016. Mr. Thomas previously served as General Counsel and Assistant Secretary at TMX Finance LLC from 2009 to 2014. Prior to his tenure with TMX Finance LLC, Mr. Thomas was in the private practice of law. Mr. Thomas holds a Bachelor of Arts, cum laude, from the University of Georgia, and a juris doctor degree from the Mercer University School of Law.

David Strano has served as our Chief Accounting Officer since November 2017. Mr. Strano previously served as Director, Finance Solutions at Vantiv, Inc. (n/k/a WorldPay, Inc.) (NYSE: WP) from 2016 to

2017. From 2013 to 2016, Mr. Strano served as Vice President, Corporate Controller at CNG Holdings, Inc. Prior to his tenure at CNG Holdings, Mr. Strano served as Director, External Reporting and Technical Accounting at Convergys Corporation (NYSE: CVG) from 2009 to 2013. Mr. Strano holds a Bachelor of Science in Business Administration from the Georgetown University McDonough School of Business.

PROPOSAL 2 – APPROVAL OF THE DECLASSIFICATION PROPOSAL

Article VI, Section A of our Certificate currently divides our Board into three classes (Class I, Class II and Class III), with the directors of each class serving for staggered three-year terms. Accordingly, only one class of directors currently stands for election at each of the Company's annual meeting of stockholders. We instituted a classified structure for the Board at the time of our initial public offering to provide the Company with stability and continuity and to encourage a long-term perspective from our Board.

After carefully considering the advantages and disadvantages of maintaining a classified board structure, the Board believes that declassifying the Board is in the best interests of the Company and its stockholders. Accordingly, the Board has approved, and recommends that our stockholders approve, a proposed amendment to our Certificate to declassify the Board and provide for the annual election of directors. The proposed revisions to Article VI, Section A of our Certificate contemplated by this proposal are attached to this Proxy Statement as Appendix A. You are encouraged to read the proposed amendment in its entirety. Our Board has unanimously approved this proposed amendment, subject to our stockholders voting to approve the declassification proposal.

Rationale for Proposal

As part of its ongoing commitment to effective corporate governance, the Board regularly reviews the Company's corporate governance practices to ensure that they are aligned with developments in the Company's business, changes in regulations and exchange listing requirements, and continually evolving best practices in corporate governance. In conducting this review, the Board, with input from the Nominating and Corporate Governance Committee, considers corporate trends, peer practices, the views of institutional stockholders and the guidelines of proxy advisory firms. From time-to-time, the Board, along with the Nominating and Corporate Governance Committee, considers the Company's classified board structure as part of this review.

The Board recently considered the advantages and disadvantages of maintaining a classified board structure in light of the Company's desire to follow corporate governance best practices. The advantages considered by the Board include benefits to stockholders from continuity and stability in the management of the business and affairs of the Company and encouraging directors to take a long-term perspective. Although the Board continues to believe that these are important benefits, the Board has considered as a disadvantage the fact that classified boards may be viewed as having the effect of reducing the accountability of directors to stockholders. The Board also recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. The Board believes it is important for the Board to maintain stockholder confidence by demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance. After careful consideration of the foregoing matters, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that an unclassified Board is in the best interests of the Company and its stockholders going forward. Accordingly, the Board has determined that it is appropriate to seek stockholder approval of the proposed amendment to our Certificate to declassify the Board and to provide for directors to be elected annually.

Effect of the Approval of the Declassification Proposal

If the declassification proposal is approved, our Certificate would be amended to provide that (i) the Class I directors standing for election at our 2021 annual meeting would stand for election for one-year terms; (ii) the Class II directors standing for election at our 2022 annual meeting, which would include the Class I directors elected in 2021, would stand for election for one-year terms; and (iii) beginning in 2023, all directors would stand for election for one-year terms at the annual meeting. In 2023, our Board would be fully declassified.

The proposed amendment will not affect the existing terms of our directors. If the proposal is approved, when their current terms expire, directors will be elected for one-year terms. The Class III directors who are up for election at this Annual Meeting will still be elected for three-year terms, even if this proposal is approved. If the proposal is approved, the Class III directors would stand for election for one-year terms when their current terms expire at the 2023 annual meeting. The proposed amendment would not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships. If the proposed amendment is approved, our Certificate would be amended promptly after the Annual Meeting to eliminate the classified structure of the Board over a three-year period, as described above.

Required Vote

Approval of the declassification proposal requires the affirmative vote of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. This means that the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the annual meeting must vote "FOR" the proposal online for the proposal to be approved. Abstentions and broker non-votes shall have the same effect as votes cast "AGAINST" such proposal. If our stockholders do not approve this proposal, the Board of Directors will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier removal in accordance with the Certificate.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote FOR approval of the declassification proposal.

 NON-EMPLOYEE DIRECTOR COMPENSATION

In 2019, we compensated non-employee directors in cash as follows:

	Cash ($)(1)	Restricted Stock Units ($)(2)
Annual director retainer	$65,000	Number of restricted stock units equal to $100,000
Chairman annual retainer	40,000	—
Audit Committee chairperson annual retainer	15,000	—
Audit Committee member annual retainer	10,000	—
Compensation Committee chairperson annual retainer	13,000	—
Compensation Committee member annual retainer	9,000	—
Nominating and Corporate Governance Committee chairperson annual retainer	10,000	—
Nominating and Corporate Governance Committee member annual retainer	7,500	—

(1)
In March 2020, our Board of Directors established the Risk and Compliance Committee and named a Lead Independent Director. Beginning in 2020, (i) the Chairperson of the Risk and Compliance Committee will receive an annual retainer of $13,000 and each member of such committee will receive an annual retainer of $9,000; and (ii) the Lead Independent Director will receive an annual retainer of $25,000 in addition to the retainer for Board membership.
(2)
The value reported in this column reflects the value of grants of restricted stock units to be made to our non-employee directors on the date of each of our annual meetings of stockholders. The annual restricted stock unit grant represents the right to receive a number of shares of our common stock valued by dividing $100,000 by the closing price of our common stock reported on the NYSE (rounded down to the nearest whole share) on the date of such annual meeting, or if the closing price is not reported on such date, the closing price reported on the most recent date prior to the annual meeting. The restricted stock units will vest at the next annual meeting of our stockholders following the date of grant.

The following table sets forth the compensation paid to our non-employee directors for service in 2019:

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(1)(2)	Total
Doug Rippel	$105,000	$100,000	$205,000
Chad Faulkner	65,000	100,000	165,000
Andrew Frawley	97,000	100,000	197,000
David Kirchheimer	84,000	100,000	184,000
Chris Masto	91,500	100,000	191,500
Mike McKnight	65,000	100,000	165,000
Gillian Van Schaick(3)	30,000	80,000	110,000
Elizabeth Webster(3)	29,600	80,000	109,600
Dale E. Williams	97,500	100,000	197,500
Karen Winterhof	81,500	100,000	181,500

(1)
The amount reported for awards of restricted stock units represents the grant date fair value of restricted stock units granted to each non-employee director, calculated in accordance with FASB

  ASC Topic 718. We value restricted stock units using the closing price of our common stock reported on the NYSE on the grant date. For additional valuation assumptions, see Note 10, Share-Based Compensation, to our Consolidated Financial Statements for the fiscal year ended December 31, 2019. The value in this column may not correspond to the actual value that each director will realize at the time that the restricted stock units vest.

(2)
The table below shows the aggregate number of restricted stock units granted to each non-employee director as of December 31, 2019. The reported numbers reflect only grants of restricted stock units made by us and do not include any equity that a director may have been granted by us prior to our initial public offering or any other stock that a director may have acquired on the open market. Restricted stock units vest on the date of our annual meeting of stockholders in the year after they are granted.

Name	Restricted Stock Units
Doug Rippel	24,195
Chad Faulkner	24,195
Andrew Frawley	24,195
David Kirchheimer	13,619
Chris Masto	24,195
Mike McKnight	24,195
Gillian Van Schaick	7,789
Elizabeth Webster	7,789
Dale E. Williams	24,195
Karen Winterhof	24,195

(3)
Mses. Van Schaick and Webster joined our Board in July 2019. The fees paid in cash to each of Mses. Van Schaick and Webster were prorated for each director's term of service in 2019. The amount reported for awards of restricted stock units represents the grant date fair value of restricted stock units granted to each of Mses. Van Schaick and Webster in connection with her initial appointment to our Board, calculated in accordance with FASB ASC Topic 718. We value restricted stock units using the closing price of our common stock reported on the NYSE on the grant date. For additional valuation assumptions, see Note 10, Share-Based Compensation, to our Consolidated Financial Statements for the fiscal year ended December 31, 2019. The value in this column may not correspond to the actual value that each director will realize at the time that the restricted stock units vest.

For information on compensation paid in 2019 to Mr. Gayhardt, our President and Chief Executive Officer, who has served on our Board since 2012, see "Executive Compensation." Mr. Gayhardt does not receive any compensation related to his service as a director of the Company.

Stock Ownership Guidelines for Non-Employee Directors

The Board has implemented stock ownership guidelines that require each non-employee director to beneficially own a number of shares of Company common stock having a value equal to three times the annual director retainer as identified above. All non-employee directors meet the required guidelines, except that Mses. Van Schaick and Webster are on track to meet the guidelines given that they joined our Board in July 2019. We believe that these guidelines further align the interests of directors and stockholders. Please see "Overview of Executive Compensation—Stock Ownership Guidelines for Named Executive Officers" for additional information regarding the guidelines.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Stockholders

The following table sets forth information as to those holders known to us to be the beneficial owners of more than 5% of our outstanding shares of common stock as of April 13, 2020:

	Shares Beneficially Owned

Name and Address(1)	Number of Shares	Percent of Class(2)

FFL Holders(3)	2,280,999	5.59%

(1)
The number of shares of our common stock beneficially owned by our Founders, each of whom individually owns more than 5% of our outstanding stock, is show in "—Stock Ownership of Management" below.
(2)
As of April 13, 2020, based on 40,779,447 shares outstanding on that date.
(3)
Based on information set forth in Schedule 13G (Amendment No. 3) filed February 10, 2020 and Form 4 filed on February 21, 2020. The Schedule 13G and Form 4 indicate that Friedman Fleischer & Lowe Capital Partners II, L.P. has shared voting and dispositive power over 2,158,779 shares of our common stock; FFL Parallel Fund II, L.P has shared voting and dispositive power over 80,801 shares of our common stock; FFL Executive Partners II, L.P. has shared voting and dispositive power over 41,419 shares of our common stock; Friedman Fleischer & Lowe GP II, LP. has shared voting and dispositive power over 2,280,999 shares of our common stock; and Friedman Fleischer & Lowe GP II, LLC has shared voting and dispositive power of 2,280,999 shares of our common stock. Collectively, we refer to these related holders as "FFL Holders." The address of the FFL Holders is c/o FFL Partners, LLC, One Maritime Plaza, Suite 2200, San Francisco, California 94111.

Stock Ownership of Management

The following table sets forth the number of shares of common stock beneficially owned as of April 13, 2020 by each of our directors and named executive officers (defined below under "Executive Compensation—Summary Compensation Table") and all of our directors and executive officers as a group. The address of each director and named executive officer is c/o CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205.

To our knowledge, except under community property laws, the persons named below have sole voting and dispositive power over their shares of our common stock. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

	Shares Beneficially Owned
Name	Number of Shares(1)	Percent of Class(2)
Chad Faulkner(3)	6,407,717	15.71%
Andrew Frawley	24,195	*
Chris Masto	224,803	*
David Kirchheimer(4)	29,094	*
Mike McKnight(5)	6,407,719	15.71
Doug Rippel(6)	6,907,719	16.94
Gillian Van Schaick	7,789	*
Elizabeth Webster	7,789	*
Dale E. Williams	39,195	*
Karen Winterhof	24,195	*
Don Gayhardt	911,669	2.20
Roger Dean	192,788	*
William Baker	258,733	*
All directors and executive officers as a group (16 persons)	21,629,636	51.46%

*
Represents beneficial ownership of less than 1%.

(1)
Includes shares that may be acquired by the exercise of stock options and the vesting of restricted stock units granted under our equity compensation plans within 60 days after April 13, 2020 as follows:

		Restricted Stock
Name	Options(#)	Units (#)
Chad Faulkner	—	9,910
Andrew Frawley	—	9,910
David Kirchheimer	—	9,910
Chris Masto	—	9,910
Mike McKnight	—	9,910
Doug Rippel	—	9,910
Gillian Van Schaick	—	7,789
Elizabeth Webster	—	7,789
Dale E. Williams	—	9,910
Karen Winterhof	—	9,910
Don Gayhardt	716,556	—
Roger Dean	103,536	—
William Baker	191,196	—
Directors and executive officers as a group	1,154,064	96,917
(2)
As of April 13, 2020, based on 40,779,447 shares outstanding on that date.
(3)
Of the reported amount, 3,191,779 shares are held of record by the Exempt Family Trust c/u Leah M. Faulkner 2017 Dynasty Trust and 3,191,743 shares are held of record by the Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust. Mr. Faulkner is the adviser of both trusts. Mr. Faulkner disclaims beneficial ownership of the shares held by these trusts except to the extent of his pecuniary interest therein.
(4)
Of the reported amount, 13,619 shares are held of record by Mr. Kirchheimer and 15,475 shares are held of record by the David and Sharon Living Trust dtd 2/20/2002, of which Mr. Kirchheimer is co-trustee.
(5)
Of the reported amount, 6,383,524 shares are held of record by McKnight Holdings, LLC. Mr. McKnight is the sole member of McKnight Holdings, LLC.
(6)
Of the reported amount, 6,883,524 shares are held of record by Rippel Holdings, LLC. Mr. Rippel is the sole member of Rippel Holdings, LLC.

MANAGEMENT'S ASSESSMENT OF 2019 PERFORMANCE

In 2019, we achieved a number of important milestones positioning our Company for future growth and success. We made strategic investments to drive innovation, enhance our competitiveness, solidify our growth and expand the value of our Company. We also continued to attract and retain top tier talent, adding key roles across Risk and Analytics, Information Technology, Marketing, Legal and Compliance and Finance. In 2019, specific accomplishments included the following:

  •
  Continued increase in revenue driven by loan growth. Our consolidated revenue was $1,141.8 million for the year ended December 31, 2019, an increase of 9.3% over the prior year, including a $49 million benefit from the Q1 Open-End Loss Recognition Change (as defined in our Annual Report on Form 10-K for the year ended December 31, 2019). U.S. revenues increased $60.4 million, or 7.1%, on growth in Open-End loans in certain states. Canada revenue increased 18.9% as volume growth offset yield compression from the significant product mix-shift from Single-Pay to Open-End loans. Canada Open-End loans totaled $252.1 million as of December 31, 2019 compared to $158.1 million as of December 31, 2018.

  •
  Growth in net revenue. Our provision for losses increased 11.1% to $468.6 million for the year ended December 31, 2019, primarily due to the Q1 2019 Open-End Loss Recognition Change and loan growth year-over-year. As a result of the $96.7 million increase in revenue and $47.0 million increase in provision expense, Net Revenue was $673.2 million for the year ended December 31, 2019, an increase of 8.0% over prior year.

  •
  Continued success with the Open-End product transition in Canada. Our Canadian business delivered 18.9% revenue growth compared to the prior year, driven largely by the transition of our Open-End product in Canada. As the portfolio grows and matures, net charge off rates improve. As a result, Segment Operating Income grew from $17.0 million in 2018 to $43.3 million in 2019.

  •
  Continued execution of our omni-channel strategy. We continued our focused execution of our omni-channel strategy. In 2019, our site-to-store program resulted in approximately 278,000 loans that were originated or sourced online and then completed at a branch store. We also continued to promote our "Call, Click or Come in" message to highlight our three-point service differentiator. At the end of 2019, approximately 85% of people visiting our websites did so from a mobile device, further validating our early investment in mobile-friendly customer journeys.

  •
  Returned capital to stockholders. As a result of our financial accomplishments, we generated significant free cash that we invested in new growth opportunities and returned to stockholders in the form of $72.3 million of share repurchases.

  •
  Increased ownership stake in Cognical Holdings, Inc. ("Katapult"). During 2019, we increased our ownership of Katapult from 10.4% to 43.8%. Katapult, a private lease-to-own platform for online, brick and mortar and omni-channel retailers, provides customers with payment options in store or via the Katapult link on a retailer's website. We believe Katapult provides us a unique opportunity to diversify our business by entering the lease-to-own market in a cost-effective manner.

  •
  Completion of the exit from the U.K. market. In the first quarter of 2019, we successfully exited the U.K. market, resulting in a favorable estimated U.S. tax benefit of $46.6 million. We utilized approximately $40 million of this benefit to offset future U.S. federal and state cash income tax obligations during 2019 with the remainder available to use in future periods.

EXECUTIVE COMPENSATION

Executive Summary

The objective of our executive compensation programs is to compensate our executive officers competitively and in a manner that aligns the economic interests of our executive officers with those of our stockholders. With this goal in mind, our executive compensation programs are linked to performance and reward our named executive officers for achievement of financial objectives that we believe will drive stockholder value. This design incentivizes and rewards our named executive officers for the achievement of our short-term (annual) goals and focuses them on our longer-term strategic goals, while at the same time discouraging excessive risk taking.

The Compensation Committee is satisfied that, on balance, the design, implementation and execution of our executive compensation programs resulted in appropriate compensation for actual performance versus targeted levels of performance. In summary, we set and achieved aggressive corporate financial objectives.

Overview of Executive Compensation

We set the compensation of our executive officers, including named executive officers, by considering factors such as: their ability to create sustainable long-term stockholder value in a cost-effective manner, prevailing market conditions and compensation levels and practices of our peers. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives of our executive compensation programs are:

Pay-for-Performance	A significant portion of compensation for executive officers is at-risk and performance-based with metrics that align total compensation with the Company's growth strategy, annual financial objectives and performance of our stock. At-risk compensation includes short-term cash incentives and long-term incentives in the form of equity awards.

Alignment with Stockholders	Our compensation programs align executive officers' interests with those of our stockholders, by providing equity-based forms of compensation and tying pay to Company and stock performance. We maintain stock ownership guidelines for all Section 16 officers and we remain committed to a culture of shared success through long-term equity awards.

Competitive Appeal	Our compensation programs' goals are to attract, reward and retain talented and highly-qualified executive officers whose abilities and engagement are critical to our success and competitive advantage. We use market-based compensation information to align each executive officer's compensation to his or her position, responsibilities and impact.

Drive Future Growth	We use our compensation programs to invest in and reward talent with the greatest potential to drive the long-term growth of our Company, while holding employees accountable to the Company's strategy and values.

We review and evaluate our compensation programs, practices and policies at least annually. We modify our compensation programs to address evolving best practices and factors we believe will motivate our employees, including named executive officers, to perform in the best interests of our stockholders. We have provided below some of the more significant practices and recent modifications:

  •
  Base Salaries.  Base salary is the only fixed component of our named executive officers' total compensation package. Our annual salary review process is based on our overall annual budget guidelines as well as individual performance, internal equity and an assessment of the impact of specific roles, which we then benchmark against our peer group. Our Board did not increase the base salaries of named executive officers in 2019. In February 2020, our Board increased the base salaries of named executive officers by 4% from the 2019 levels.

  •
  Performance-Based Compensation

  Short-Term Incentive Compensation.  We pay our executive officers, including named executive officers, for performance. In that regard, short-term incentive compensation earned by named executive officers in 2019 was tied to specific, measurable, identified corporate financial and personal/department objectives. In 2019, our Chief Executive Officer was eligible to receive short-term incentive compensation based solely on achievement of corporate financial objectives. In February 2020, we strengthened this pay-for-performance approach by providing for short-term incentive compensation only upon the achievement of specific, measurable, identified corporate financial objectives for all participating employees, including named executive officers. In light of the COVID-19 pandemic and its unprecedented impact on our employees, customers and business, our Board cancelled our 2020 short-term incentive program in April 2020.

  Long-Term Incentive Compensation. In 2019, our executive officers, including our named executive officers, received an award of restricted stock units based on a percentage of their annual base salary at time of grant, 50% of which vests ratably over three years and 50% of which vests on the third anniversary of the grant if the identified performance objective is achieved. We have continued this performance-based approach to long-term incentive compensation for our named executive officers in 2020. Our Compensation Committee reviews our long-term compensation program on an annual basis to determine the appropriate focus on stock price appreciation and retention, while continuing to maximize motivation and align executive officers with stockholder interests.

  See "—Narrative to Summary Compensation Table—Short-Term (Annual) Incentive Compensation and—Long-Term Incentive Compensation" below for more details on our performance-based approach.

  •
  Incentive Compensation Recoupment Policy.  In 2019, our Board approved an Incentive Compensation Recoupment Policy that allows us, in the event that there is a restatement of our financial results due to the Company's material noncompliance with any financial reporting requirement, to recoup all short-term and long-term incentive compensation (whether in the form of cash, equity or other property), which was awarded, earned, vested or paid to a current or former Section 16 officer, based, in whole or in part, on the Company's achievement of one or more financial measures during the three completed fiscal years preceding the restatement.

  •
  Stock Ownership Guidelines.  Our stock ownership guidelines for Section 16 officers, including named executive officers, further align executive officer and stockholder interests. These individuals are required to beneficially own a number of shares of Company common stock having a value as determined below:

Individual	Multiple
Chief Executive Officer	5x base salary
Other Section 16 Officers	2x base salary

    These individuals must retain 50% of the equity we grant to them (net of applicable taxes) until the guidelines are achieved. Individuals have five years from the date they become subject to the guidelines to meet the ownership levels. All named executive officers exceed the applicable ownership requirements.

  •
  Double Trigger Change in Control Agreements.  Our named executive officers will receive specified payments in the event of a change in control of our Company. The payments are considered "double trigger," that is, an individual will only be entitled to a change in control payment if the Company has experienced a change in control and a qualifying termination occurs following such change in control.

  •
  No Speculative Transactions.  Key personnel, including our named executive officers and directors, are prohibited from engaging in any speculative transactions in Company securities, including short sales, trading in market options or any other kind of derivatives related to our securities, holding our securities in a margin account, pledging our securities as collateral for a loan or engaging in hedging or monetization transactions or similar arrangements, such as zero-cost collars and forward sale contracts.

  •
  Limit on Incentive Awards.  The maximum potential payout to named executive officers under our short-term incentive compensation program (as a percentage of base salary) is limited to 187.5% of base salary for our Chief Executive Officer and 135% of base salary for our other named executive officers.

  •
  No Tax-Gross Ups for Change in Control.  We do not provide any executive officer, including any named executive officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer may owe in connection with a change in control.

  •
  Compensation Risk Assessment.  Our Compensation Committee annually reviews and approves our compensation strategy, which includes a review of compensation-related risk management. In its review, the Compensation Committee analyzes our compensation programs for all employees, including short-and long-term incentive compensation. The Compensation Committee does not believe that our compensation programs encourage excessive or unnecessary risk-taking.

  •
  Independent Compensation Committee.  Our Compensation Committee is comprised solely of independent directors as defined by NYSE and SEC rules and our director independence standards.

  •
  Independent Compensation Consultant.  The Compensation Committee has directly retained a compensation consultant, who has performed no other consulting or other services for our Company. Our Compensation Committee has evaluated the independence of its compensation consultant and determined that the consultant can provide independent and objective advice and its engagement does not present any conflicts of interest.

Role of our Compensation Committee and Chief Executive Officer in Establishing Executive Compensation

Our Compensation Committee reports to our Board on all compensation matters for our executive officers, including our named executive officers. The Compensation Committee annually reviews and approves the compensation of our named executive officers, other than our Chief Executive Officer, and annually reviews and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer. A majority of the non-employee directors of the full Board must approve the compensation of our Chief Executive Officer. The Committee may delegate to such subcommittees such power and authority as the Committee deems appropriate.

Our Chief Executive Officer recommends to the Compensation Committee the base salary, short- and long-term incentive compensation and other compensation components for executive officers who report directly to him, including named executive officers. The Chief Executive Officer's recommendations are based upon his assessment of each individual's responsibilities and contributions to our financial and operational results and the individual's potential for contributions to our future growth, in light of market practices (including those of our peer group). Our Chief Executive Officer considers these compensation factors both objectively and subjectively, and no single factor is determinative.

Compensation Consultant and Benchmarking

In preparation for our 2019 compensation programs, the Compensation Committee engaged McLagan Consulting, part of Aon plc ("McLagan"), to provide a review and assessment of our executive compensation programs. McLagan did not provide any other consulting services to us in 2019. Later in 2019, we ended our relationship with McLagan and engaged Semler Brossy Consulting Group, LLC ("Semler Brossy") to further strengthen our compensation and governance policies and practices. In preparation for 2020, Semler Brossy provided an analytical review and assessment of our executive compensation programs including market trends for executive compensation and analysis of specific compensation program components. Semler Brossy provided information and advice related to all components of our executive compensation program relative to market data from a group of Company-identified peer companies as well as other broader-based survey sources. The Compensation Committee re-examines our peer group each year to address changes that have occurred or to improve market comparability.

Our Compensation Committee considered the market compensation data and advice provided by Semler Brossy, the experience level of each named executive officer and the responsibilities associated with a particular named executive officer's role as multiple reference points in evaluating the compensation components and aggregate compensation package for each of the named executive officers. For individual named executive officers, we generally target median positioning but an individual's compensation package could vary due to tenure, the critical nature of the role and individual performance.

Summary Compensation Table

The following table provides information regarding compensation for Messrs. Gayhardt, Dean and Baker ("our named executive officers") for services rendered during 2019 and 2018:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Don Gayhardt	2019	$782,800	—	$2,764,867	—	$940,339	$43,008	$4,531,014
President & CEO	2018	781,850	—	170,989	—	—	45,189	998,028
Roger Dean	2019	471,328	—	1,040,458	—	407,652	11,250	1,930,688
EVP, CFO & Treasurer	2018	470,756	—	38,119	—	—	10,800	519,675
William Baker	2019	566,500	—	1,250,550	—	490,986	20,262	2,328,298
EVP & COO	2018	565,813	—	45,832	—	—	10,800	622,445

  (1)
  Represents the aggregate grant date fair value of time-based and performance-based restricted stock units granted in the years shown, calculated in accordance with FASB ASC Topic 718. We value time-based restricted stock units based on the closing market price of our common stock reported on the NYSE on the grant dates. We value performance-based restricted stock units using the Monte Carlo simulation pricing model. For additional valuation assumptions, see Note 10, Share-Based Compensation, to our Consolidated Financial Statements for the fiscal year ended December 31, 2019. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the restricted stock units vest. For additional information regarding our long-term incentive program, see "Narrative to Summary Compensation Table—Long-Term Incentive Compensation" below.
  (2)
  The amounts shown in this column reflect payments made under our short-term incentive program. For additional information regarding our short-term incentive program, see "Narrative to Summary Compensation Table—Short-Term (Annual) Incentive Compensation" below.
  (3)
  The amounts listed in this column for 2019 include the Company's matching contributions to the accounts of named executive officers under our 401(k) Plan; the Company cost of long-term disability coverage; payments made by us for premiums on group life insurance policies; and, as applicable, payments made by us for reimbursement of an individual life insurance policy and use of private aircraft charters for business purposes.

Name	401(k) Match	LTD Coverage	Group Life Insurance Premiums	Individual Life Insurance Premium	Private Aircraft Charter for Business Use(a)
Don Gayhardt	—	$1,770	$1,080	$25,000	$15,158
Roger Dean	$8,400	1,770	1,080	—	—
William Baker	7,389	1,770	1,080	—	10,023

  (a)
  The amount reported for Mr. Gayhardt related to private aircraft charters includes $10,023, which is the amount we allocated to him for a private aircraft charter that he shared with Mr. Baker for business purposes. The cost of that aircraft charter was allocated equally between Messrs. Gayhardt and Baker.

Narrative to Summary Compensation Table

Executive Employment Agreements

Certain of the compensation paid to our named executive officers reflected in the Summary Compensation Table was provided pursuant to employment agreements, which are summarized below.

Don Gayhardt. Under the terms of his employment agreement, Mr. Gayhardt serves for an indefinite term, subject to earlier termination upon death, disability, a termination by us or Mr. Gayhardt's resignation. Mr. Gayhardt is eligible for base salary increases (as approved by our Board) and is eligible to participate in our short- and long-term incentive programs, with targets and amounts determined annually by our Board.

In addition, Mr. Gayhardt is entitled to reimbursements up to $25,000 per year for personal life insurance premiums, and is eligible to participate in our non-qualified deferred compensation plan on terms consistent with other executives. Mr. Gayhardt's agreement also provides that the Company will split equally with him the costs of private aircraft charters taken for business purposes, up to a maximum reimbursement of $125,000 in each calendar year. In 2019, Mr. Gayhardt was reimbursed $25,000 for life insurance premiums and $15,158 for use of private aircraft charters for business purposes. For a discussion of the benefits Mr. Gayhardt will receive in connection with a termination or change in control, see "—Potential Payments Upon Termination or Change in Control" below.

Employment Agreements of Messrs. Dean and Baker. The terms of Messrs. Dean's and Baker's employment agreements are similar to those described above for Mr. Gayhardt, except that neither agreement provides for reimbursement of personal life insurance premiums or payment of expenditures for private aircraft charters taken for business purposes. For a discussion of the benefits each named executive officer will receive in connection with a termination or change in control, see "—Potential Payments Upon Termination or Change in Control" below.

Short-Term (Annual) Incentive Compensation

Our named executive officers participate in our annual short-term incentive program and, beginning in 2020, are eligible to earn an annual cash award based solely on achievement of certain corporate financial objectives, which are based on our annual financial plan approved by the Board. In prior years, our short-term incentive program included personal/department objectives in addition to corporate financial objectives for named executive officers other than our Chief Executive Officer.

The Compensation Committee believes that removal of the personal/department objectives helps to ensure tighter alignment and focus among named executive officers around the attainment of corporate financial objectives. The Compensation Committee considers each named executive officer's position as well as market practices (including those of our peer group) when setting an individual's annual incentive compensation opportunity.

Our Compensation Committee approves awards under the short-term incentive program to named executive officers, other than Mr. Gayhardt, and reviews results achieved compared to corporate objectives. The non-employee members of the Board approve any award to Mr. Gayhardt after receiving the recommendation of our Compensation Committee.

2019 Short-Term Incentive Program. Under our 2019 short-term incentive program (the "2019 STIP"), award opportunities for participants, including named executive officers, were based solely on achievement of the following criteria:

    •
    risk adjusted revenue (40% of potential award), which we define as revenue minus provision for losses,

    •
    adjusted pre-tax income (40% of potential award), a non-GAAP financial measure, which we define as net income from continuing operations plus income taxes, plus intangible asset amortization included in amortization and depreciation, plus other adjustments (which includes items such as stock-based compensation expense, earnings or losses from equity investments, right of use asset adjustments, FX hedge impacts and other items), and

    •
    personal/department performance objectives (20% of potential award).

Our risk adjusted revenue for the year ended December 31, 2019 was approximately $673.2 million (99.7% of targeted performance) and our adjusted pre-tax income was approximately $175.8 million (100.1% of targeted performance). Given that the Company met or exceeded the corporate financial objectives for performance in 2019, and after consideration of the named executive officers' achievement of personal objectives, if applicable, the named executive officers received the awards under the 2019 STIP as listed in "Summary Compensation Table—Non-Equity Incentive Plan Compensation."

2020 Short-Term Incentive Program. To reinforce an even stronger and more transparent linkage between incentive compensation earned and clearly defined and quantifiable financial metrics, while also limiting the use of discretion in determining award amounts, in February 2020 the Compensation Committee removed the personal/department performance objectives from our 2020 short-term incentive program (the "2020 STIP"). Accordingly, participants, including named executive officers, would be eligible to earn awards under the 2020 STIP based solely on achievement of the following criteria (which we define above):

    •
    risk adjusted revenue (50% of potential award), and

    •
    adjusted pre-tax income (50% of potential award).

Our Compensation Committee believes that the risk adjusted revenue objective balances top-line revenue growth with appropriate management of credit risk, which we believe is a primary indicator of our long-term ability to drive stockholder value. The adjusted pre-tax income objective focuses on bottom line financial performance, which we believe is most directly tied to stockholder value on a short-term basis.

After the Board approved the 2020 STIP and in light of the COVID-19 pandemic and the uncertainty about the future impacts of such pandemic, in April 2020, the Board cancelled the 2020 STIP to focus our resources on support of our customers and on our front-line team members who staff our stores and contact centers. Our management team and the Board believes it is important to provide executive officers, including named executive officers, with the potential to earn compensation based on the achievement of corporate financial objectives, both from an incentive perspective and to further align the interests of executive officers with those of our stockholders. However, given the unprecedented and unknown future impacts of COVID-19, our management team and the Board believes it is in the best interests of the Company and its stockholders to focus our resources on our employees who directly support our customers. In addition, our management team and the Board believe cancelling the

2020 STIP further demonstrates our commitment to do the right thing by our customers for the sustainability of our business. The Compensation Committee and Board will continue to evaluate the Company's incentive compensation program in 2020 and may implement new incentive plans if in the best interests of the Company and its employees, customers and stockholders.

Our Compensation Committee reviews the structure and parameters of our short-term incentive plan annually in light of current corporate performance and objectives, industry conditions and other relevant factors. The Compensation Committee may make adjustments to the plan that it believes are necessary to align the short-term incentives with the appropriate corporate objectives for the next year.

Long-Term Incentive Compensation

Our Compensation Committee oversees our long-term incentive compensation program and approves the amount of and terms applicable to grants to named executive officers, other than grants to our Chief Executive Officer, which are approved by non-employee members of our Board. The Compensation Committee also may approve special grants to executive officers, such as a grant to a new hire or for promotional purposes or in recognition of extraordinary contributions to our success.

Our Compensation Committee annually reviews long-term incentive levels for all named executive officers in light of long-term strategic and performance objectives, each named executive officer's role within our Company and current and anticipated contributions to our future performance. In determining the aggregate value of grants for an individual, the Compensation Committee considers market practices (including those of our peer group) and the individual's position. Our Chief Executive Officer provides input regarding these decisions, except in the case of his own compensation.

Grants of equity are made under our stockholder-approved 2017 Incentive Plan (the "2017 Incentive Plan"), which is an omnibus plan, allowing for grants of various types of equity (including stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards) and awards of cash to plan participants. In December 2017, the Board determined that restricted stock units would best align the interests of our named executive officers with those of our stockholders and the Company has granted only restricted stock units under the 2017 Incentive Plan since that time. The Compensation Committee has discretion to change the allocation of future equity awards for named executive officers and will evaluate this periodically as appropriate.

2019 Long-Term Incentive Program. The Compensation Committee approved the 2019 long-term incentive program (the "2019 LTIP") following its review of market and peer group practices. Under the 2019 LTIP, our named executive officers received a grant of restricted stock units equal to a percentage of their annual base salary at the time of grant as follows:

Title	Value of LTIP Award
Chief Executive Officer	400% of then-current base salary
Other Named Executive Officers	250% of then-current base salary

One-half of the award vests ratably in annual installments over three years beginning on the first anniversary of the grant date (March 15, 2019) and one-half of the award vests on the third anniversary of the grant date, if our relative three-year total stockholder return ("TSR") is at or above the 50th percentile of the TSR of our defined peer group for the same period, provided that the named executive officer has been employed by us for the entire performance period.

2020 Long-Term Incentive Program. Similar to the 2019 LTIP, the 2020 long-term incentive program (the "2020 LTIP") provides that one-half of the award to named executive officers is subject to time-based vesting and one-half is subject to performance-based vesting based on relative TSR. The Company's three-year TSR for the period January 1, 2020 through December 31, 2022 will be measured against the TSR of the Company's defined peer group for the same period. Awards subject to performance-based vesting will be earned and will vest based on the percentile achievement as outlined in the table below provided that the named executive officer has been employed by us for the entire performance period. Payouts for achievement between threshold, target and maximum performance levels are linearly interpolated.

Relative TSR	Target Achievement (%)	Shares Earned as % of Target Achievement
Maximum – 67th percentile	133%	125%
>50th percentile to 67th percentile	100.1% to 132.9%	100% plus a number of shares calculated on a pro rata basis (based on the amount by which relative TSR exceeds 100% of target relative TSR)
Target – 50th percentile	100%	100%
>33rd percentile to 49th percentile	67.1% to 99.9%	75% plus a number of shares calculated on a pro rata basis (based on the amount by which relative TSR exceeds 67% of target relative TSR)
Threshold – 33rd percentile	67%	75%
<33rd percentile	Less than 67%	None

The Compensation Committee believes that our compensation programs for named executive officers provide significant performance incentives that effectively align pay and performance. Specifically, the short-term (annual) incentive program provides incentives for achieving defined corporate financial objectives. The long-term incentive compensation program rewards the achievement of established performance results and aligns the interests of the named executive officers with those of our stockholders. As these awards are subject to vesting requirements, they also serve as a retention tool. The Compensation Committee believes that the executive compensation programs, in the aggregate, have provided a balanced and sufficient level of incentive and retention for the named executive officers.

Non-Qualified Deferred Compensation Plan

Our Non-Qualified Deferred Compensation Plan provides certain key employees with the opportunity to elect to defer base salary and incentive compensation paid in cash, which is credited to the participant's deferred compensation account. Participant contributions are fully vested at all times. Elective Company contributions generally vest over three years, however, vesting with respect to Company contributions made on behalf of participants will be accelerated upon a "disposition event," as defined in the plan. Each deferred compensation account is notionally invested in one or more investment funds made available by us and selected by the participant. We may make discretionary contributions to the individual deferred compensation accounts, which amount, if any, will be determined annually by our Board. Messrs. Gayhardt and Baker make elective contributions to our Non-Qualified Deferred Compensation Plan. The Company has not made an elective contribution since 2018.

Tax Qualified Retirement Plan and Other Benefits

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code ("401(k) Plan"). We match the employee contribution at a rate of 50% of the first 6% of compensation contributed to the plan. Employee contributions vest immediately. Employer contributions vest in full after an employee has been employed by us for three years. Each of Messrs. Dean and Baker contribute to our 401(k) Plan.

Our named executive officers are generally eligible to participate in our employee benefit plans, including medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of our other employees. Executive employees are eligible for Company-paid life insurance equal to two times base salary, up to a maximum benefit of $750,000, and Company-paid long-term disability benefits equal to 60% of base salary, up to a maximum benefit of $15,000 per month.

Stock Ownership Guidelines

Our stock ownership guidelines further align the interests of our Section 16 officers with those of our stockholders. These guidelines apply to our Section 16 Officers (i.e., our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Information Officer, Chief Legal Officer and Chief Accounting Officer). These individuals are expected to acquire, and continue to hold during their term of employment with us, beneficial ownership of a number of shares of Company common stock having a value equal to or greater than the following thresholds:

Position	Salary Multiple
Chief Executive Officer	5x base salary
Other Section 16 Officers	2x base salary

Company stock holdings that count toward meeting the ownership requirements include:

  •
  shares owned directly, including through open market purchases or beneficially by the individual or the individual's immediate family members residing in the same household (or through trusts for their benefit);

  •
  restricted shares, including shares granted but not vested;

  •
  shares issuable upon the settlement of restricted stock units (including units granted but not vested) subject only to time-based vesting; and

  •
  "in-the-money" value of vested stock options held by the individual.

Individuals have five years from the date they become subject to the guidelines to meet these ownership levels. Until the ownership requirements are achieved, the individual must retain at least 50% of the number of shares awarded to the individual under Company equity plans (regardless of the grant date), net of shares withheld or sold to satisfy applicable taxes. Whether an individual meets his or her ownership guideline is annually reviewed by the Compensation Committee. All named executive officers exceed the applicable ownership requirements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to acquire shares of common stock held by each of our named executive officers as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Don Gayhardt	03/15/2019	—	—	—	—	278,576	$3,393,056
	02/05/2018	—	—	—	—	6,651	81,009
	12/06/2017	—	—	—	—	81,429	991,805
	03/13/2017	10,476	—	$8.86	1/1/2027	—	—
	03/28/2016	8,028	—	3.39	1/1/2026	—	—
	05/07/2012	734,052	—	2.68	1/1/2022	—	—
Roger Dean	03/15/2019	—	—	—	—	104,832	1,276,854
	02/05/2018	—	—	—	—	1,483	18,063
	12/06/2017	—	—	—	—	32,687	398,128
	03/13/2017	2,736	—	8.86	1/1/2027	—	—
	04/28/2016	75,600	50,400	3.61	4/28/2026	—	—
William Baker	03/15/2019	—	—	—	—	126,000	1,534,680
	02/05/2018	—	—	—	—	1,783	21,717
	12/06/2017	—	—	—	—	39,285	478,491
	03/13/2017	5,076	—	8.86	1/1/2027	—	—
	06/30/2016	64,800	43,200	3.72	5/1/2026	—	—
	03/28/2016	4,968	—	3.39	1/1/2026	—	—
	10/24/2011	94,752	—	2.68	9/1/2021	—	—

(1)
All unexercisable options become exercisable on the vesting date. For the options listed in the table immediately above, options vest in five equal annual installments beginning on the following vesting commencement dates:

Grant Date	Vesting Commencement Date
June 30, 2016	May 1, 2016
April 28, 2016	April 28, 2016
March 13, 2017	March 15, 2017

  For other option grants in 2016 and 2017, options vest in three equal annual installments beginning on December 31st of the grant year.

(2)
The option exercise price for grants made prior to our initial public offering reflects the 36-for-1 stock split approved by our Board in November 2017, in connection with our initial public offering.
(3)
Includes time-based and performance-based restricted stock units granted under our long-term incentive program. Time-based restricted stock units vest annually in three equal installments beginning on the first anniversary of the grant date. Performance-based restricted stock units generally vest at the end of the respective three-year performance period if the performance objectives are met for that performance period.
(4)
We calculated the market value of the restricted stock unit grants by multiplying the number of shares underlying the grant by $12.18, the closing price of our common stock on December 31, 2019.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control.

Severance Benefits

Each of our named executive officers has an employment agreement which provides for certain payments in the event of termination of employment or in connection with a change in control. We believe that the interests of our stockholders are best served if the interests of our named executive officers are aligned with them in the event of a change in control. Providing change in control benefits are intended to eliminate, or at least reduce, the reluctance of these named executive officers to pursue potential change in control transactions that may be in the best interests of our stockholders. Any deferred compensation that becomes payable following a termination of employment is subject to a six-month delay to the extent required by law. None of the named executive officers, including our Chief Executive Officer, are entitled to any tax gross-up for the payment of Section 280G excise taxes.

Don Gayhardt. Mr. Gayhardt's employment agreement provides that if his employment is terminated by us without "cause" or by him for "good reason" (each as defined in his employment agreement), subject to his timely execution of a release of claims, he would be entitled to: (i) continued payment of his base salary for a 24-month period; (ii) any bonus earned for a completed calendar year, but not yet paid, payable at such times as bonuses are otherwise paid to executives; (iii) to the extent that the Board determines that the Company was on track to meet the then-current calendar year short-term incentive targets as of his termination date and those targets are actually met for such calendar year, a pro-rated portion of the short-term incentive award for the year of termination, payable at such times as bonuses are otherwise paid to executives; (iv) to the extent permitted by applicable law without any penalty to him or the Company and subject to his election of COBRA continuation coverage under the Company's group health plan, reimbursement of a percentage of Mr. Gayhardt's monthly COBRA premium costs equal to the percentage of his health care premium costs covered by the Company as of the date of termination (provided such reimbursement will cease if Mr. Gayhardt becomes eligible to receive any other health benefits or if he ceases receiving COBRA continuation coverage); (v) reimbursement for the cost of maintaining his personal life insurance premiums, up to $25,000 per year, for his period of severance; and (vi) continued participation in our benefit plans (excluding private aircraft charter reimbursements) for his period of severance. Mr. Gayhardt's agreement subjects him to an (x) indefinite confidentiality provision, (y) an inventions assignment provision and (z) covenants not to disparage us, compete with us or solicit our employees, customers or suppliers for his period of severance.

Messrs. Dean and Baker. Each of the respective employment agreements of Messrs. Dean and Baker provide the same post-termination benefits as described above for Mr. Gayhardt, except that (i) neither is entitled to reimbursement for the cost of maintaining personal life insurance premiums and (ii) Mr. Dean's period of severance is 12 rather than 24 months.

Vesting of Outstanding Equity Awards

All unvested outstanding options under our 2010 Equity Plan accelerate and become vested in the event of a "disposition event" prior to a termination of employment.

In the event of a change in control under our 2017 Incentive Plan, our Compensation Committee may, in its discretion, accelerate vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a change in control, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the change in control for any participant unless the participant's employment is involuntarily terminated as a result of the change in control during the two-year period following the change in control.

Non-Qualified Deferred Compensation Plan

Company contributions to the Non-Qualified Deferred Compensation Plan generally vest over three years, however, vesting with respect to Company contributions made on behalf of a participant will accelerate upon the occurrence of a "disposition event." Each vested deferred compensation account will be paid out in a lump sum upon a participant's separation from service. Messrs. Gayhardt and Baker make elective contributions to our Non-Qualified Deferred Compensation Plan.

PROPOSAL 3 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to indicate their support for our executive compensation program, as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers.

Rationale for Proposal

We encourage you to read the "Executive Compensation" section of this Proxy Statement beginning on page 31, which provides detailed information on our executive compensation program and specific compensation of our named executive officers. As described in that section, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

  •
  Align the interests of named executive officers with those of the stockholders through incentives based on achieving performance objectives that are intended to drive increased stockholder value
  •
  Provide incentives for achieving specific, near term corporate goals and reward the achievement of those goals
  •
  Provide incentives for achieving pre-established, longer-term corporate goals and reward achievement of those goals
  •
  Attract and retain talented executive officers who will lead the Company and drive superior business and financial performance

The executive compensation program is designed to achieve these objectives, in part, by:

  •
  Weighting at-risk and variable compensation (annual bonuses and long-term incentives) more heavily than fixed compensation (base salaries)
  •
  Rewarding annual performance while maintaining emphasis on longer-term objectives
  •
  Blending cash, non-cash, short- and long-term compensation components, and current and future compensation components

The Compensation Committee and the Board believe the Company's compensation programs and its policies and procedures described in the "Executive Compensation" section are effective in aligning the interests of our named executive officers with the interests of stockholders, promoting the achievement of the Company's near and long-term objectives and increasing stockholder value. The Board also believes that the decision to cancel the 2020 STIP in light of the COVID-10 pandemic is appropriate and in the best interests of the Company and our stockholders at this time.

Voting

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee. Even though non-binding, the Board and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding the Company's executive compensation program.

At the 2019 annual meeting of stockholders, the Company held an advisory vote on the frequency of future say-on-pay votes. Our stockholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation. As such, unless the Company modifies its policies on the frequency of say-on-pay votes, it is expected that the next say-on-pay vote will occur at the 2021 annual meeting of shareholders. Further, in accordance with Rule 14a-21(b) of the Exchange Act, stockholders will be asked to vote again on how frequently the Company should hold future say-on-pay votes at the Company's 2025 annual meeting of stockholders.

In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks stockholders to approve the following advisory resolution at the Annual Meeting:

    RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in "Executive Compensation" in the Proxy Statement for the Company's Annual Meeting.

Recommendation of the Board

For the reasons stated above, the Board unanimously recommends that you vote for approval of the advisory resolution to approve executive officer compensation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of four directors who are independent under rules of the NYSE, the Securities Exchange Act and rules of the SEC, as applicable to audit committee members. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding (i) the integrity of the Company's financial statements and the financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the internal audit function and the independent registered public accounting firm; (iv) the qualifications and independence of the independent registered public accounting firm; (v) the annual independent audit of the Company's financial statements; (vi) the review of related party transactions; and (vii) until establishment of the Risk and Compliance Committee in April 2020, compliance with legal and regulatory requirements.

The Company's management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company's financial statements and disclosures. Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent registered public accounting firm for the year ended December 31, 2019, is responsible for performing an independent audit of the Company's consolidated financial statements and expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee oversees the performance of these responsibilities by Deloitte & Touche and management, including the processes by which these responsibilities are fulfilled.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the Company's independent registered public accounting firm and the integrity of the Company's financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Code of Business Conduct and Ethics; (iii) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding the Company's financial statements, internal controls and disclosures through the Ethics Hotline; and

(iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and Deloitte & Touche the Company's audited financial statements as of and for the fiscal year ended December 31, 2019. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Finally, the Audit Committee received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche their independence.

After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the fiscal year ended December 31, 2019 be included in the Company's Annual Report on Form 10-K for the year then ended that was filed with the Securities and Exchange Commission.

  Audit Committee
  Dale E. Williams, Chairman
  Andrew Frawley
  David Kirchheimer
  Gillian Van Schaick

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte & Touche audited our financial statements for the fiscal year ended December 31, 2019 and replaced Grant Thornton LLP ("Grant Thornton"), who had audited our financial statements since 2007. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to questions.

Stockholder ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the selection of Deloitte & Touche to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche and Grant Thornton for our fiscal year ended December 31, 2019, and by Grant Thornton for our fiscal year ended December 31, 2018.

	2019	2018
	(In thousands)
Audit Fees(1)	$3,126,783	$2,529,026
Audit-Related Fees(2)	—	15,137
Tax Fees(3)	369,022	327,796
All Other Fees(4)	3,790	—

Total Fees	$3,499,595	$2,871,959

(1)
Fees related to the audit of our annual financial statements, including the audit of the effectiveness of internal control over financial reporting, reviews of the quarterly financial statements filed on Forms 10-Q, services provided in connection with statutory and regulatory filings or engagements. Fees for 2019 also relate to professional services rendered in connection with the placement of our subsidiaries in the United Kingdom into administration and the adoption of ASC 842, Leases. Fees for 2018 also relate to professional services rendered in connection with (i) our Registration Statement on Form S-1 on behalf of selling stockholders in May 2018 and (ii) our Offering Memorandum related to our 8.25% Senior Secured Notes in August 2018. For 2019 matters, total audit fees included $2,533,833 paid to Deloitte & Touche and $592,950 paid to Grant Thornton.
(2)
Fees for professional services for assurance and services related to the performance of the audit or review of our consolidated financial statements which are not included under "Audit Fees." These services include accounting consultations concerning financial accounting and reporting standards.
(3)
Fees related to services performed in conjunction with tax compliance, tax advice and tax planning for federal, state and international jurisdictions. For 2019 matters, total tax fees included $229,500 paid to Deloitte Tax LLP, an affiliate of Deloitte & Touche, and $139,522 paid to Grant Thornton.
(4)
Fees related to products and services (online research tools) provided by Deloitte & Touche.

Auditor Independence

In the fiscal year ended December 31, 2019, there were no other professional services provided by Deloitte & Touche that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche.

Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accounting firm. In accordance with SEC rules, our pre-approval policy has two approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accounting firm. Proposed services may be pre-approved pursuant to a policy approved by the Audit Committee that specifies particular types of service that are approved without further consideration by the Audit Committee ("class pre-approval"). If a particular type of service does not fall within the types of service that have class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided to us by our independent registered public accounting firm. For the fiscal year ended December 31, 2019, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Person Transactions

We have a policy governing transactions with "related parties," which generally means our executive officers, directors and nominees, any immediate family member or affiliated entity of the foregoing and any person (and his or her immediate family members and affiliated entities) or entity (including affiliates) that beneficially owns 5% or more of our outstanding common stock. Under our policy, the Audit Committee will approve the terms, arrangements and policies of, and provide ongoing oversight over, all transactions with a related party in which the amount involved exceeds $120,000. In conducting its initial and ongoing reviews, the Audit Committee will take into account, among other factors, the terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related-party's interest in the transaction, the qualifications and performance of the related party and other business considerations that would be applied to similar arrangements with unaffiliated parties. To perform its ongoing review of related party transactions, the Audit Committee will meet to discuss and review the relevant transaction at least once every 12 months. Under the policy, if we discover a related-party transaction that has not been approved, the Audit Committee will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Other than as described below, in 2018 and 2019 there were no related party transactions or series of similar transactions to which we have been a party.

Related Party Transactions

Relationship with Ad Astra

Collection Services. Ad Astra Recovery Services, Inc. ("Ad Astra") was our exclusive provider of third-party collection services for our U.S. operations, until we acquired it on January 3, 2020. Each of our Founders owned a 1/3 interest in Ad Astra. Before we acquired Ad Astra, when loans became between 91 and 121 days delinquent we referred them to Ad Astra for collections and Ad Astra earned a commission fee equal to 30% of any amounts it successfully recovered (as well as reimbursement for any third party legal work incurred in connection with its collection activities). The net amount receivable from Ad Astra was approximately $1.4 million and $1.1 million at December 31, 2019 and 2018, respectively, and the commission expense we paid to Ad Astra was approximately $15.5 million and $13.8 million for the years ended December 31, 2019 and 2018, respectively.

Acquisition of Ad Astra. As noted above, on January 3, 2020, our wholly-owned subsidiary completed the acquisition of Ad Astra, pursuant to which we purchased all of the outstanding capital stock of Ad Astra for a base purchase price of approximately $15.8 million, subject to customary adjustments for net-working capital, cash and debt. A committee of independent directors with independent legal and financial advisors negotiated the transaction and determined it to be in our best interests, and the transaction was approved by the unanimous vote of disinterested members of our Board.

Operating Leases

We lease our corporate office, collection office and certain stores under agreements with CDM Development LLC, Dimensions Real Estate Group LLC, Foresome Real Estate LLC, R Real Estate LLC and Summit Real Estate LLC. Each of our Founders owns a 1/3 interest in CDM Development LLC, a 19% interest in Dimensions Real Estate Group LLC, a 1/4 interest in Foresome Real Estate LLC and a 1/5 interest in Summit Real Estate LLC. Additionally, Mr. Rippel owns 100% of R Real Estate LLC. The aggregate annual base rent we paid under these agreements is approximately $3.4 million per year, and the leases have an average term of five years with two renewal options, each for an additional five-year term.

Repurchase of Shares from FFL

In August 2019, we entered into a Share Repurchase Agreement (the "Share Repurchase Agreement") with Friedman Fleischer & Lowe Capital Partners II, L.P. and its affiliated investment funds ("FFL"), holder of more than 5% of our outstanding common stock. Pursuant to the Share Repurchase Agreement, we repurchased 2,000,000 shares of our common stock owned by FFL in a private transaction at a purchase price equal to $13.55 per share of Common Stock. The Share Repurchase Agreement was negotiated at arm's length and was approved by the unanimous vote of disinterested members of our Board.

Financial Planning and Analysis Consulting Services

Accordion Partners LLC provided financial planning and analysis consulting services to us in 2018 and 2019. The FFL Holders hold approximately 5.59% of our outstanding capital stock and own a minority stake in Accordion Partners. We paid approximately $105,000 in 2018 and $259,088 in 2019 to Accordion Partners, whose work has been completed. These transactions were negotiated at arm's length and were approved by the Audit Committee.

12.00% Senior Secured Notes Placement

In 2017, we issued $470.0 million aggregate principal amount of 12.00% Senior Secured Notes, $6.0 million of which were privately placed by us directly with Messrs. Rippel and McKnight. We redeemed the aggregate amount of these notes in 2018 on the same terms for all investors.

Amended and Restated Investors Rights Agreement

In connection with our initial public offering, we entered into an amended and restated investors rights agreement with certain holders of our common stock, including the Founders and FFL (collectively, the "principal holders"). Pursuant to the amended and restated investors rights agreement, we agreed to register the sale of shares of our common stock held by the principal holders under certain circumstances.

Demand Rights. At any time after 180 days from our initial public offering and subject to certain limitations, including those described below, any principal holder who beneficially owns at least 8% of our then-outstanding common stock may make a written request that we prepare and file a registration statement under the Securities Act of 1933 registering the offer and sale of shares of our common stock held by such principal holder. Once we are eligible to use a registration statement on Form S-3, any such demand registration may be for a shelf registration statement. Generally, we are required to file a demand registration statement on Form S-1 within 90 days of a written request and to file a demand registration statement on Form S-3 within 30 days of a written request.

We are not required to file any demand registration in which the amount of common stock to be registered has an anticipated aggregate public price of less than $10 million (in the case of a registration on Form S-1) or $5 million (in the case of a registration on Form S-3). In addition, we are not required to file a demand registration (i) on Form S-1 if we have already filed three registrations in response to a demand by such principal holder or if we have filed a registration on Form S-1 in the prior 12 months, or (ii) on Form S-3 if we have filed a registration on Form S-3 in response to a demand by such principal holder in the prior six months.

Piggyback Rights. Subject to certain exceptions, any time we propose to register any of our common stock for public sale, whether or not for our own account, we must notify each principal holder of such proposal and, if applicable, permit them an opportunity to include shares of their common stock in such registration.

Expenses. We will pay all reasonable expenses incident to our performance of the registration rights described above, including certain reasonable fees and disbursements (not including underwriting discounts and commissions).

Certain Conditions and Limitations. The registration rights described above are subject to certain conditions and limitations, including the right of the underwriters of an underwritten offering to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances.

Indemnification. In certain circumstances we will indemnify, to the extent permitted by law, each principal holder, and each underwriter, if any, and certain other persons against claims arising in connection with any prospectus or other similar or incident document, or any violation or alleged violation of applicable securities laws, rules or regulations by us in an offering that includes common stock being sold by a participating holder. Similarly, each such principal holder will, if common stock held by such principal holder is included in the securities to be registered, indemnify us, each underwriter, if any, each other principal holder and certain other persons, against similar claims arising in connection with and to the extent made in reliance upon and in conformity with written information furnished by such principal holder and stated to be specifically for use in any such prospectus or document.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and SEC regulations require our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports filed electronically with the SEC and any written representations that no Form 5 report was required to be filed, we believe that during 2019 all of our directors and executive officers filed the required reports under Section 16(a) on a timely basis, except that Mr. Strano did not timely file a Form 4 reporting one transaction due to administrative delays.

ADDITIONAL INFORMATION

Director and Officer Indemnification

We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2021 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than December 30, 2020.

You should address any stockholder proposals to the attention of the Corporate Secretary, CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting, must be received by our Corporate Secretary at our executive offices in Wichita, Kansas not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except in certain circumstances. For the purposes of the annual meeting of stockholders in 2021, proposals submitted must be received between February 9, 2021 and the close of business on March 11, 2021. You should address all stockholder proposals to the attention of the Corporate Secretary, CURO Group Holdings Corp, 3527 North Ridge Road, Wichita, Kansas 67205, and include the information and comply with the requirements set forth in our Bylaws.

Our Bylaws set out specific requirements that the written notice of proposal must satisfy, including that the notice must set forth a brief description of the business desired to be brought at the annual meeting, the reasons for conducting such business at the meeting and other specific matters. In addition, our Bylaws require that the written notice include information about the proposing stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.

Copies of the provisions of our Bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

Solicitation of Proxies

We will pay the expenses of solicitation of proxies for the Annual Meeting. Solicitations may be made in person or by telephone by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock. We have engaged Georgeson Inc. at an estimated cost of $11,000, plus expenses and disbursements, to assist in solicitation of proxies.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2019 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2019 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and 2019 Annual Report, now or in the future, should submit this request in writing to Corporate Secretary, CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205, or by calling (316) 722-3801. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

Electronic Access to Proxy Statement and Annual Report

Our Proxy Statement and our 2019 Annual Report are available at https://ir.curo.com/proxy-statement-2020. If you have not received or do not have access to the 2019 Annual Report, write to: Corporate Secretary, CURO Group Holdings Corp., 3527 North Ridge Road, Wichita, Kansas 67205, or call (316) 722-3801 and ask for the Corporate Secretary, and we will send you a copy at no charge.

APPENDIX A TO PROXY STATEMENT

DECLASSIFICATION PROPOSAL

(Note: New language is indicated by underline; deleted language is indicated by strikethrough)

ARTICLE VI

BOARD OF DIRECTORS

            A.        Except as otherwise provided in this Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any Certificate of Designation with respect to any series of Preferred Stock) and this Article VI the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. ~~The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the "IPO Date"), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director~~ Commencing with the 2021 annual meeting of stockholders, directors shall be elected annually for terms of one year at such time as their respective class is first up for election. Accordingly, the Class I directors standing for election at the 2021 annual meeting shall be elected to serve a one-year term, the Class II directors standing for election at the 2022 annual meeting and the Class I directors elected in 2021 shall be elected to serve a one-year term and, beginning in 2023, all directors shall stand for election at each annual meeting and shall hold office for a term of one year ~~until the annual meeting at which his or her term expires and~~ or until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.~~The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~

            B.        Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the vote of a majority of the directors then in office, even if less than a quorum, or if no directors remain in office, by a vote of the stockholders at a special meeting called for such purpose. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

            C.        Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, if applicable) may be removed only for cause and only by the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

Appendix A-1

            D.       Elections of directors need not be by written ballot unless the Bylaws shall so provide.

            E.        During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Appendix A-2

CURO Group Holdings Corp 3527 N. Ridge Road Wichita, KS 67205
Phone: 316-722-3801 Email: IR@CURO.com

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have John Sample 234567 1234567 NY 11717. 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class III Directors Nominees 01 Chris Masto 02 Doug Rippel 03 Dale E. Williams The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Approval of a proposed amendment to our Certificate of Incorporation, as amended, to declassify our Board of Directors and to provide for the annual election of directors. An advisory resolution approving the compensation of our named executive officers. 3. 4 Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. (see reverse for instructions) John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000459396_1 R1.0.1.18 For address change/comments, mark here. 0 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CURO2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 on 06/08/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CURO GROUP HOLDINGS CORP 3527 NORTH RIDGE ROAD WICHIA, KS67205 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com CURO GROUP HOLDINGS CORP Annual Meeting of Stockholders June 9, 2020 3:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Vin Thomas and David Strano and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of CURO Group Holdings Corp., to be held June 9, 2020 via live webcast at www.virtualshareholdermeeting.com/ CURO2020, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000459396_2 R1.0.1.18